UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant  ☒
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12
The First Bancorp, Inc.

(Name of Registrant as Specified in its Charter)

March 15, 2021

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of The First Bancorp, Inc., which will be held virtually on Wednesday, April 28, 2021, at 11:00 a.m. Eastern Daylight Time. This year's Annual Meeting will be a completely "virtual meeting" of shareholders. You will be able to attend the Annual Meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/FNLC2021. The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the matters to be considered and acted upon.
This year we will be voting to elect Directors, to approve (on a non-binding basis) the compensation of the Company’s executives, and to ratify the selection of the Company’s independent auditors. These matters are discussed in greater detail in the accompanying Proxy Statement. The Board of Directors unanimously recommends that you vote FOR each proposal. Your prompt completion and return of the proxy will be appreciated.
It is important that you be represented at the Annual Meeting, regardless of the number of shares that you own and whether or not you are able to attend the virtual meeting. Shares held in “street name” by banks, brokers or other nominees who indicate on their proxy cards that they do not have discretionary authority to vote such shares as to a particular matter, which we refer to as “broker non-votes,” will be counted for the purpose of determining whether a quorum exists but will not be considered as present and entitled to vote with respect to a particular matter unless the beneficial owner(s) of the shares instructs such record holder how to vote such shares.
Please take the time to review the material, mark, sign, date, and return the enclosed proxy in the envelope provided for your convenience.
If you have any questions about matters discussed in the Proxy Statement, please contact me at
207-563-3195 or 1-800-564-3195, extension 3169. Your continued support of The First Bancorp, Inc. is sincerely appreciated.

Very truly yours,

/s/ Tony C. McKim
Tony C. McKim
President and Chief Executive Officer

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THE FIRST BANCORP, INC.
Post Office Box 940, 223 Main Street, Damariscotta, Maine 04543

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held Wednesday, April 28, 2021
To the Shareholders:
Notice is hereby given that the Annual Meeting of Shareholders of The First Bancorp, Inc., the one-bank holding company of First National Bank, will be held virtually at www.virtualshareholdermeeting.com/FNLC2021, on Wednesday, April 28, 2021, at 11:00 a.m. Eastern Daylight Time, for the following purposes:
•To elect as Directors of the Company the nominees listed in the enclosed Proxy Statement as noted.
•To approve (on a non‑binding basis) the compensation of the Company’s executives.
•To ratify the Audit Committee’s selection of BerryDunn McNeil & Parker, LLC as independent auditors of the Company for 2021.
•To transact such other business as may properly come before the meeting or any adjournment thereof.
Directors are elected by the vote of the holders of a majority of the outstanding shares of stock entitled to vote at the meeting. To be approved, any other matters submitted to our Shareholders, including the ratification of BerryDunn McNeil & Parker, LLC, as our independent auditors, require the affirmative vote of the holders of the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote.
Shares that abstain from voting as to a particular matter will be counted for purposes of determining whether a quorum exists and for purposes of calculating the vote with respect to such matter, but will not be deemed to have been voted in favor of such matter. Shares held in “street name” by banks, brokers or other nominees who indicate on their proxy cards that they do not have discretionary authority to vote such shares as to a particular matter, which we refer to as “broker non-votes,” will be counted for the purpose of determining whether a quorum exists but will not be considered as present and entitled to vote with respect to a particular matter unless the beneficial owner(s) of the shares instruct(s) such record holder how to vote such shares. Accordingly, abstentions will have the effect of a vote against a proposal, and broker non-votes will not have any effect upon the outcome of voting with respect to any matters voted on at the annual meeting (but will have the effect of negative votes with respect to the election of directors).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 28, 2021:
The First Bancorp’s Annual Report to Shareholders and Proxy Statement are available at
http://materials.proxyvote.com31866P.
By Order of the Board of Directors

/s/ Susan A. Norton
Susan A. Norton, Clerk
Damariscotta, Maine
March 15, 2021

Regardless of the number of shares you own, your vote is important.
Whether or not you expect to attend the meeting, the prompt return of your proxy will save follow-up expenses and assure the proper representation of your shares.
Please mark, date, sign, and promptly return the enclosed proxy, using the postage-paid envelope provided.
You may revoke your proxy if you so desire at any time before it is voted.
The First Bancorp 2021 Proxy Statement • Page 1

THE FIRST BANCORP, INC.
Post Office Box 940, 223 Main Street, Damariscotta, Maine 04543

PROXY STATEMENT
Annual Meeting of Shareholders to be Held Wednesday, April 28, 2021

This Proxy Statement is being furnished to Shareholders of The First Bancorp, Inc. (the “Company”), the parent company of First National Bank (the “Bank”), in connection with the solicitation of Proxies on behalf of the Board of Directors, to be used at the virtual Annual Meeting of Shareholders of the Company to be accessed at wwwvirtualshareholdermeeting.com/FNLC2021, on Wednesday, April 28, 2021, at 11:00 a.m. Eastern Daylight Time, and at any adjournment thereof for matters described in the Notice of Annual Meeting of Shareholders. This Proxy Statement is first being mailed to Shareholders on March 15, 2021. This solicitation is made by the Company, which will bear the expenses thereof.

The Proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each Proxy received will be voted FOR the nominees for Directors described herein, FOR approval of the matters described below and upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as Proxies; provided, however, that broker non-votes will not be voted in favor of the election of Directors. Any Shareholder giving a Proxy has the power to revoke it at any time before it is exercised by (i) filing with the Clerk of the Company a written notice thereof (Susan A. Norton, The First Bancorp, Inc., Post Office Box 940, 223 Main Street, Damariscotta, Maine 04543); (ii) submitting a duly executed Proxy bearing a later date; or (iii) attending the virtual Annual Meeting and giving the Clerk notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

Only Shareholders of record at the close of business on February 17, 2021 (the “Voting Record Date”) will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 10,984,439 shares of Common Stock of the Company issued and outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented thereat.

The First Bancorp 2021 Proxy Statement • Page 2

PROPOSAL 1: ELECTION OF DIRECTORS

The health of the Company depends on a strong, independent and attentive Board. The Governance Committee of the Board of Directors believes that it is necessary for each of the Company’s Directors to possess a considerable amount of business management and educational experience. In addition, Directors must have sound judgment, wisdom, integrity and ethics. Directors are encouraged to attend seminars and courses to enhance their directorship skills. Each of our outside Directors brings to the Company knowledge from his or her field of expertise, including leadership, finance, marketing and human resources, through the management of their own companies or professional practices. These experiences provide perspective, analytical insight and objectivity when overseeing and evaluating Management. In addition, all Directors serve as referral sources for the Company’s subsidiary. All Directors of the Company also serve on the subsidiary’s Board and meet the requirements for Directors as set forth by the Office of the Comptroller of the Currency. The Board’s familiarity with the Bank’s systems and controls is crucial in maintaining the Company’s safety and soundness. In order to be a candidate for a Director of the Company, each individual must meet the following criteria:
•Be a citizen of the United States.
•Have the financial capacity to own and/or purchase the minimum equity interest in the Company as specified in the Company’s bylaws.
•Be available to attend the monthly meetings of the Board of Directors and Board Committee meetings, as scheduled from time to time.
•Have the ability and willingness to represent the interests of the Shareholders of the Company.
•Meet any additional criteria that the Office of the Comptroller of the Currency may establish for directors of a national bank.
If any person named as nominee should be unwilling or unable to stand for election at the time of the Annual Meeting, the holder of the Proxy will vote for any replacement nominee or nominees recommended by the Board of Directors. Each person listed below has consented to be named as a nominee, and the Board of Directors knows of no reason why any of the nominees may not be able to serve as a Director if elected.
The Governance Committee has nominated the following individuals to be submitted to a vote of the Shareholders at the meeting, each to serve (if elected) for a one (1) year term and until his or her successor is duly elected:

Robert B. Gregory (67) has served as a Director of the Company and the Bank since 1987 and served as Chairman of both the Company and the Bank from September 1998 to April 2007. Mr. Gregory has been a practicing attorney since 1980, first in Lewiston, Maine and since 1983 in Damariscotta, Maine. In addition, he and his wife Sim serve as advisors to the Bowdoin Christian Fellowship.
The Board concluded that Mr. Gregory is well suited to serve as a director of the Company because of his legal expertise and extensive transactional experience in financial, banking, and commercial real estate matters.

Renee W. Kelly (51) has served as a Director of the Company and the Bank since January 2016. Ms. Kelly served as Director of Economic Development Initiatives for the University of Maine from 1997 until July 2016 when she was promoted to Assistant Vice President for Innovation and Economic Development. In addition, she leads the University’s entrepreneurship and innovation support activities as well as its efforts in the Innovation Engineering Institute. She was a founding member of the leadership team for the Blackstone Accelerates Growth initiative in Maine (now Maine Accelerates Growth) and led the creation of the Innovate for Maine Fellows program. Prior to joining the University, she developed training products for Manpower of Connecticut, worked for a financial services start-up company and served as an aide to then U.S. Senator Olympia J. Snowe. She currently serves on the boards of several economic development and service organizations, including the Ellsworth Business Development Corporation. In addition, she is an alternate board member for UpStart Maine.
The Board concluded that Ms. Kelly is well suited to serve as a director of the Company because of her varied experience in economic development.

The First Bancorp 2021 Proxy Statement • Page 3

Tony C. McKim (53) joined the Company as Executive Vice President, Chief Operating Officer and a member of the Board of Directors of the Company and the Bank upon completion of the mergers of FNB Bankshares (“FNB”) and its subsidiary into the Company and the Bank on January 14, 2005. Prior to the mergers, Mr. McKim was President and Chief Executive Officer of FNB and its subsidiary. In January 2015, Mr. McKim was named President and Chief Executive Officer of the Company and the Bank. Mr. McKim is involved in several local associations, including Harbor House, Ellsworth Business Development Corporation, Acadian Youth Sports, as well as the Maine Bankers Association.
The Board concluded that Mr. McKim is well suited to serve as a director of the Company because of his experience as the former CEO of FNB Bankshares and as a senior officer of the Company with more than two decades in bank management.

Mark N. Rosborough (72) has served as a Director of the Company and the Bank since completion of the mergers of FNB and its subsidiary into the Company and the Bank on January 14, 2005. He currently serves as the Chairman of the Board for both the Company and the Bank. Prior to the mergers, Mr. Rosborough served as Chairman of the Board of Directors of FNB and its subsidiary. Mr. Rosborough is President of J. T. Rosborough Insurance Agency. He is also a partner in Rosborough Family Limited Partnership, Penrose and TISA. He has served on the Board of Advisors for Maine Mutual Group, as well as on the Ellsworth City Council, the Ellsworth Chamber of Commerce, the Hanover Insurance Company Advisory Board, the Acadia Insurance Advisory Board, the MEMIC Advisory Board, the Maine Insurance Agency Board of Directors and the American Red Cross for Hancock and Waldo Counties.
The Board concluded that Mr. Rosborough is well suited to serve as a director of the Company because of his experience as the former Chairman of FNB Bankshares and his overall banking expertise and knowledge, and business experience managing a successful insurance agency.

Cornelius J. Russell (57) has served as a Director of the Company and the Bank since 2014. A second-generation hotelier, Mr. Russell began his career in 1987 with Ocean Properties Hotels Resorts & Affiliates where he has held management positions at multiple hotels in Maine, New Hampshire, Florida, Colorado, and Arizona. He has acted as the General Manager at the Samoset Resort since 1999 where he has overseen numerous multi-million dollar capital improvement projects. Mr. Russell’s service on several boards of directors includes Past President of the Maine Innkeepers Association, Treasurer of Hospitality Maine, First Vice President of New England Inns and Resorts Association, the American Hotel & Lodging Association Resort Committee, Past President of the Penobscot Bay Regional Chamber of Commerce, and the Maine State Chamber of Commerce. He was awarded the 2016 Community Person of the Year by the Penobscot Bay Regional Chamber of Commerce and the 2010 Innkeeper of the Year by the Maine Innkeepers Association. Mr. Russell graduated with a B.S. degree in Resource Economics from the University of Maine.
The Board concluded that Mr. Russell is well suited to serve as a director of the Company because of his varied experience in retail, lodging and hospitality services.

The First Bancorp 2021 Proxy Statement • Page 4

Stuart G. Smith (67) has served as a Director of the Company and the Bank since 1997 and served as Chairman of both the Company and the Bank from May 2007 to April 2013. A resident of Camden, he and his wife, Marianne, own and operate Maine Sport Outfitters in Rockport and Camden, the Lord Camden Inn, the Grand Harbor Inn, 16 Bay View Hotel and Bayview Landing in Camden, as well as the Breakwater Marketplace in Rockland. They are also part owners of the Rockland Harbor Park Center. Mr. Smith holds a BS in economics and history from Duke University and a Master of Environmental Studies from Duke University School of Forestry and Environmental Science. He served for ten years on the public school board of SAD 28 and The Five Town CSD school board as both a director and chairperson, serving on budget and finance committees, as well as labor negotiations, compensation, planning and facility development and management committees. He has also served as a board member and president of the Camden, Rockport, Lincolnville Chamber of Commerce and the Camden Area YMCA.
The Board concluded that Mr. Smith is well suited to serve as a director of the Company because of his varied experience in retail, lodging and hospitality services, as well as real estate development and management.

Bruce B. Tindal (70) has served as a Director of the Company and the Bank since 1999. Mr. Tindal has been a licensed real estate broker since 1974. Mr. Tindal formed Tindal & Callahan Real Estate in Boothbay Harbor, which has been in operation since 1985. He currently serves on the Boothbay Region Land Trust Board of Advisors. Mr. Tindal is also a member of the National Association of Realtors, Council of Residential Specialists, Real Estate Buyers Agent Council and the Boothbay Harbor Rotary Club.
The Board concluded that Mr. Tindal is well suited to serve as a director of the Company because of his in-depth knowledge of the coastal Maine real estate market and trends.

F. Stephen Ward (67) has served as a Director of the Company and the Bank since April 2018. Mr. Ward retired as Treasurer and Chief Financial Officer of the Company on March 30, 2018, after serving as Chief Financial Officer of the Company since 1994 and as Chief Financial Officer of the Bank since 1993. During his 28-year career at the Bank and the Company, Mr. Ward was active in local government, serving on the Edgecomb Budget Committee for three years and the Edgecomb School Committee for nine years, including seven years as Chair, as well as the Union 49 School Board for nine years, including three years as Vice-Chair. He has been involved with several non-profit organizations, including Round Top Center for the Arts and the Boothbay Region YMCA. He is past Board Chair for Coastal Ventures Inc. (CVI), the venture capital subsidiary of Coastal Enterprises which operates four venture capital funds that provide seed capital to startup and early stage companies, primarily in northern New England, with a strong focus on job creation in the region. The majority of the investors in these funds are Maine-based banks. For six years, Mr. Ward also served on the Member Advisory Panel of the Federal Home Loan Bank of Boston, an important funding source for the Bank.
The Board concluded that Mr. Ward is well suited to serve as a director of the Company because of his experience as a former senior officer of the Company with more than two decades in bank executive management. In addition, he has extensive experience in financial statement preparation, asset/liability management and management of a complex fixed-income investment portfolio.

* Directors’ ages are as of December 31, 2020.

In order to be elected a Director of the Company, a nominee must receive the affirmative vote of the holders of a majority of the shares of Company’s Common Stock outstanding on the Voting Record Date. Broker non-votes or abstentions will not be counted as affirmative votes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR PROPOSAL NO. 1

The First Bancorp 2021 Proxy Statement • Page 5

About the Board of Directors and Its Committees

As of the date of this Proxy Statement, The First Bancorp, Inc. had a Board comprised of eight Directors. During 2020 there were six regular Board meetings and one Annual Meeting. After each regular Board meeting, time is provided for an executive session without Management present. The Board’s Attendance Policy states that all members of the Board are strongly encouraged to attend each meeting of the Board and Committees on which they serve. All Directors attended at least 76% of Board meetings and meetings held by Committees of which they were members in 2020. The aggregate attendance at Board and Committee meetings by all members of the Board of Directors and its Committees in 2020 was in excess of 75%. All Directors are expected to attend the 2021 Annual Meeting of Shareholders, and all Directors were in attendance at the 2020 Annual Meeting.

Although the Company does not have a formal policy with respect to diversity, the Board and the Governance Committee believe it is essential that the Board members represent diverse view points and skill sets (such as gender, race, religion, sexual orientation, national origin and education as well as professional experience), and consider each nominee’s/Director’s credentials, competencies and skills as well as the candidate’s area(s) of qualifications and expertise that would enhance the Board’s composition and effectiveness.

Audit Committee. The members of the Company’s Audit Committee for 2020 were Renee W. Kelly - Chair, Mark N. Rosborough and Bruce B. Tindal. This Committee met four times during 2020. The Company’s Audit Committee receives and reviews reports on examinations and accounting audits of the Company, and works to ensure the adequacy of operating practices, procedures and controls. Each member of the Audit Committee is independent as defined under the listing standards of the NASDAQ stock market. The Company’s Board of Directors has adopted a written charter for the Company’s Audit Committee, which is included as Appendix A beginning on page 41of this document, and can be found on the Company’s website (www.thefirst.com/shareholder-relations/corporate-governance). The 2020 report of the Audit Committee can be found on page 38 of this Proxy Statement.

Governance Committee. The members of the Company’s Governance Committee for 2020 were Bruce B. Tindal - Chair, Mark N. Rosborough and Cornelius J. Russell. This Committee met three times during 2020. As stated in the Governance Committee Charter adopted on February 19, 2004, the Committee is responsible to recommend to the Board of Directors the nominees for Board of Directors positions, establishing the tenure and the retirement policies for members of the Board of Directors and reviewing their overall effectiveness. The Governance Committee Charter and the Company's Corporate Governance Guidelines can be found on the Company’s website (www.thefirst.com/shareholder-relations/corporate-governance). Under the Company’s Bylaws, if a Shareholder wishes to nominate a Director for consideration by the Committee, he or she must be a Shareholder of record and have continuously held at least $2,000 in market value of the Company’s Common Stock (as determined by the President) for at least one year as of the date of submittal of such proposal and must continue to hold those securities through the date of such annual meeting. The Committee will also consider if a proposed candidate meets the criteria set forth on page 3 of this Proxy Statement. Each member of the Governance Committee is independent as defined under the listing standards of the NASDAQ stock market.

Compensation Committee. The Company’s Compensation Committee is a standing committee of the Bank’s Board of Directors since all executive compensation is paid by the Bank. The members of the Committee for 2020 were Stuart G. Smith - Chair, Mark N. Rosborough, Cornelius J. Russell and Bruce B. Tindal. This Committee met three times during 2020. No Director of the Bank or the Company serves as a Director on the board of any other corporation with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or that is subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, or of any company registered as an investment company under the Investment Company Act of 1940, as amended. Each member of the Compensation Committee is independent as defined under the listing standards of the NASDAQ stock market. The function of this Committee is to establish the compensation of the Chief Executive Officer and to review and approve the compensation of other Named Executive Officers.
The First Bancorp 2021 Proxy Statement • Page 6

The Compensation Committee Charter adopted in 2013 can be found on the Company’s website (www.thefirst.com/shareholder-relations/corporate-governance).

In addition to the Compensation Committee, there are five other standing committees of the Bank’s Board of Directors: Executive, Audit, Asset/Liability, Trust/Investment Oversight and Directors’ Loan. Certain members of Management also serve on some committees of the Bank. There are no family relationships among any of the Directors of the Company.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

No member of the Compensation Committee was, or ever has been, an officer or employee of the Company or the Bank. All Committee members are customers of and engage in transactions with the Bank in the ordinary course of business. As described in “Certain Relationships and Related Transactions”, all loans to such individuals were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Bank and, in the opinion of Management, did not involve more than the normal risk of collectability or present other unfavorable features.

Third Party Compensation of Directors
Under Rule 5250 (b)(3) promulgated by NASDAQ, companies must disclose the material terms of all agreements and arrangements between any Director or nominee for Director, and any person or entity other than the Company (the "Third Party"), relating to compensation or other payment in connection with such person's candidacy or service as a director of the Company. As of the date of this Proxy Statement, none of the Company’s Directors or nominees for Director were receiving such compensation.
Director Independence

The Board reviewed the independence of the Company’s Directors in January 2021 based on NASDAQ standards. In this review, the Board considered transactions and relationships between each Director (and any member of his or her immediate family) and the Company or the Bank and between certain entities in which any Director or any immediate family member has certain interests, on the one hand, and the Company or the Bank, on the other hand. The purpose of this review was to determine which of such transactions or relationships were inconsistent with a determination that the Director is independent under NASDAQ rules. As a result of the review, the Board affirmatively determined that as of January 2021 all of the Directors are independent of the Company and the Bank under NASDAQ rules with the exception of President McKim and Director Ward.

Risk Oversight

The Board takes an active role as a whole and also at the committee level in overseeing management of the Company’s risk. The Board regularly reviews information regarding the Company’s liquidity and operations as well as the risks associated with each. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risk. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation practices and plans. The Asset/ Liability Committee is responsible for overseeing financial risk. The Audit Committee oversees reports from examiners and auditors of both the internal audit function and independent outside auditors and federal regulators. The Directors’ Loan Committee monitors lending policies to ensure they are adequate and that the lending function follows sound practices. The Trust/Investment Oversight Committee reviews activities of the Trust and Investment Department to ensure that all trust functions are conducted in accordance with Bank policy, applicable laws and regulations and in a sound manner consistent with fiduciary standards and duties.
The First Bancorp 2021 Proxy Statement • Page 7

The Governance Committee manages risk associated with director qualification and performance, as well as the independence of the Board of Directors and potential conflicts.

Protecting the privacy of its customers’ information as well as the security of the Bank’s systems and networks has long been and will continue to be a priority. The Board is committed to maintaining strong and meaningful privacy and security protections for our customers’ information. The Chief Information Officer regularly provides reports to senior management and the Board regarding the Company's ongoing assessment of cybersecurity threats and risks, data security programs designed to prevent and detect threats, attacks, incursions and breaches, as well as management, mitigation and remediation of potential, and any actual, cybersecurity and information technology risks and breaches. In addition, the Audit Committee and Management review reports from the internal auditor regarding their evaluation of the Company’s Information Technology department on a regular basis. The Board and Management recognize that cybersecurity matters, including expenditure, related threats and the impact of incursions or breaches, may implicate the Company's disclosure under SEC rules and regulations, and intend to remain vigilant with respect to the cybersecurity aspects of these obligations.

Leadership Structure

The Company believes that having an independent Director serving as Chairman of the Board is prudent. The Chairman of the Board is elected by a vote of the Directors to serve a one-year term with a maximum appointment of eight terms. Mark Rosborough has served as Chairman from April 2018 to the present. The Chief Executive Officer serves on the Board of Directors; however, his main focus is to provide leadership to the Company for accomplishing the directives established by the Board of Directors and is responsible for the general administration, oversight, care and management of all property and business of the Company and for all of its departments, as well as direct or indirect supervision of all officers, managers and employees.

Code of Ethics

The Company’s Code of Ethics for Senior Financial Officers, which was adopted by the Board of Directors on June 19, 2003, and the Company’s Code of Business Conduct and Ethics, which was adopted by the Board of Directors on April 15, 2004, are incorporated in the Company’s 2006 Annual Report on Form 10-K as Exhibits 14.1 and 14.2, respectively. They are available on the Company’s website at (www.thefirst.com/shareholder-relations), and a copy may be obtained, free of charge, by written request to the Company.

Audit Committee Financial Expert

Pursuant to Section 407 of the Sarbanes-Oxley Act of 2002 and Item 407(d)(5) of Regulation S-K promulgated by the Securities and Exchange Commission, the Company is required to disclose whether it has at least one “Financial Expert” serving on its Audit Committee and if so, the name of the expert and whether the expert is independent of Management. A company that does not have an Audit Committee Financial Expert must disclose this fact and explain why it has no such expert.
At the present time, the Company’s Audit Committee does not have a member who meets the Securities and Exchange Commission’s complete definition of a financial expert. It is the opinion of the Company’s Board of Directors, however, that the Company addresses its audit functions with a depth of penetration and rigor that meets the intent of the requirements of the Sarbanes-Oxley Act for the following reasons:
•The Company is a one-bank holding company owning all of the capital stock in the Bank. All Directors of the Bank meet the requirements and qualifications imposed by the Office of the Comptroller of the Currency, the Bank’s principal regulator, which conducts regular supervisory examinations of the Bank. In addition to requiring knowledge of the banking industry and the financial regulatory system, these qualifications require a “background, knowledge, and experience in business or another discipline to oversee the Bank.”
The First Bancorp 2021 Proxy Statement • Page 8

•All members of the Audit Committee of the Bank and the Company are independent Directors, as defined by the Securities and Exchange Commission and NASDAQ. Two of the members operate their own businesses and have knowledge of accounting for both their own businesses as well as for the Bank and the Company. The third serves on the boards of several economic development and service organizations.
•The members of the Audit Committee have considerable experience as Directors of the Bank and the Company.
•Internal audit work of the Bank and the Company is outsourced to a professional firm which conducts all internal audits except for loan review, for which a second professional firm performs quality control loan review. Both firms provide detailed periodic reports to the Audit Committee and the Directors’ Loan Committees, respectively.
•The Bank is a highly regulated entity which undergoes regular and thorough examination by the Office of the Comptroller of the Currency, with additional oversight by the Federal Deposit Insurance Corporation. The Company is a “Financial Holding Company” as defined by the Federal Reserve Board and as such is regulated and regularly examined by the Federal Reserve Board.
•The Company also continuously reviews, at its own initiative, the expertise of the members of its Board of Directors and its Audit Committee.

The First Bancorp 2021 Proxy Statement • Page 9

Security Ownership of Directors, Management and Principal Shareholders

The following table sets forth the number of shares of Common Stock of the Company beneficially owned as of February 17, 2021 by (i) each person known by the Company to own beneficially more than 5.0% of the Company’s Common Stock, (ii) each nominee for Director of the Company, (iii) the Named Executive Officers, and (iv) all Executive Officers and Directors of the Company as a group. Except as otherwise indicated below, each of the Directors and Executive Officers and persons owning more than five percent of the Company’s stock has sole voting and investment power with respect to all shares of stock beneficially owned as set forth opposite his or her name.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership
Common Stock	Robert B. Gregory	50,443[1]	649[2]	3,600[3]	5,000[4]	*
Common Stock	Renee W. Kelly	6,352[1]				*
Common Stock	Tony C. McKim	108,088[1]				*
Common Stock	Mark N. Rosborough	167,854[1]	5,090[2]	1,850[5]		1.574%
Common Stock	Cornelius J. Russell	8,033[1]				*
Common Stock	Stuart G. Smith	109,138[1]				*
Common Stock	Bruce B. Tindal	20,897[1]	1,000[2]			*
Common Stock	F. Stephen Ward	43,413[1]				*
Common Stock	Charles A. Wootton	28,592[1]				*
Common Stock	Susan A. Norton	29,077[1]	405[6]			*
Common Stock	Richard M. Elder	21,299[1]				*
Common Stock	Sarah J. Tolman	9,364[1]
Total Ownership of all Directors and Executive Officers as a Group					726,789	6.68%
Owners of 5% or more	BlackRock Fund Advisors[7]				778,149	7.08%
400 Howard Street, San Francisco, California
	The Midwest Trust Company[7]				899,694	8.19%
5901 College Blvd. STE 100, Overland Park, Kansas

1 Direct holdings including sole ownership, joint ownership, DRIP, ESPP, Grants and 401(k) Shares
2 Spouse’s holdings
3 Trustee for First Fruit Foundation
4 Trustee for Ruth Jones Foundation
5 Trustee for Anne Rosborough Trust
6 By adult child
7 Information regarding BlackRock Fund Advisors and The Midwest Trust is based solely upon information obtained from NASDAQ
* Less than one percent of total outstanding shares

The Company does not have a policy regarding the ability of employees (including officers) or directors of the registrant, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of registrant equity securities.
The First Bancorp 2021 Proxy Statement • Page 10

Information About Our Executive Officers

Each Executive Officer of the Company and the Bank is identified in the following table, which also sets forth their respective offices and periods served as an Executive Officer of the Company or the Bank which includes all such service, and not necessarily only service in such officer's current office and position. The ages shown are as of December 31, 2020.

Name	Current Office & Position	Period Served

Tony C. McKim	President & Chief Executive Officer of the Company and the Bank	2005 to date
Richard M. Elder	Treasurer of the Company, Executive Vice President and Chief Financial Officer of the Company and the Bank	2016 to date
Susan A. Norton	Clerk of the Company, Executive Vice President and Chief Administrative Officer of the Bank	2002 to date
Steven K. Parady	Executive Vice President and Chief Fiduciary Officer of the Bank	2016 to date
Tammy L. Plummer	Executive Vice President and Chief Information Officer of the Bank	2016 to date
Sarah J. Tolman	Executive Vice President and Chief Banking Officer of the Bank	2016 to date
Charles A. Wootton	Executive Vice President and Senior Loan Officer of the Bank	2000 to date

Tony C. McKim (53) joined the Company as Executive Vice President, Chief Operating Officer and a member of the Board of Directors of the Company and the Bank with the merger of FNB Bankshares on January 14, 2005. In January 2015, he was promoted to President and Chief Executive Officer of the Company and the Bank. Prior to the merger, Mr. McKim was President and Chief Executive Officer of FNB Bankshares and The First National Bank of Bar Harbor beginning in 2000.

Richard M. Elder (55) has been employed by the Bank since 1993. Mr. Elder was promoted to Vice President of Retail Services in 2001, to Senior Vice President in 2005 and to Executive Vice President in 2016. In January 2017, Mr. Elder was named Executive Vice President/Treasurer of the Bank and in January 2018 Chief Financial Officer of the Bank. In March 2018 he was promoted to Treasurer and Chief Financial Officer of the Company. Mr. Elder previously served as Manager of the Bank’s Boothbay Harbor branch and as Senior Commercial Loan Officer.

Susan A. Norton (60) has been employed by the Bank since 1992 and was promoted to Senior Vice President, Human Resources and Compliance in 2005. In January 2009, Ms. Norton was promoted to Executive Vice President and in January 2017 she was named Executive Vice President and Chief Administrative Officer. Ms. Norton has also served as Assistant Compliance Officer and Education Officer. In February 2021 she was appointed Clerk of the Company; she currently holds the position of CRA Officer and Compliance Officer for the Company and is certified as a Senior Professional in Human Resources.

Steven K. Parady, Esq. (66) has been employed by the Bank since 1997. From 1997 to 1999 Mr. Parady worked as a Commercial Development Officer for The First National Bank of Bar Harbor ("FNBBH") as well as a being a member of FNBBH's Board of Directors. In 1999 he moved to the Trust division of FNBBH as a Trust Officer. In 2007 he was promoted to Senior Trust Officer and Chief Fiduciary of First National Wealth Management. In January 2016 he was promoted to Executive Vice President. Mr. Parady will retire on April 30, 2021.

The First Bancorp 2021 Proxy Statement • Page 11

Tammy L. Plummer (55) has been employed by the Bank since 1985 in a variety of roles of increasing responsibility.  She was promoted to Senior Vice President, Chief Technology Officer in 2009 and to Chief Information Officer in 2015. In January 2016, Ms. Plummer was promoted to Executive Vice President. She currently holds the position of Information Security Officer for the Company and was previously the Data Processing Manager.

Sarah J. Tolman (42) has been employed by the Bank since August of 2014.  Ms. Tolman was promoted to Executive Vice President and Chief Banking Officer in January of 2016.  Ms. Tolman oversees the daily activities of all branch offices as well as the phone banking center.  She has seventeen years of banking experience, the last five at First National Bank.  Prior to joining First National Bank, from 2013 to 2014, Ms. Tolman was VP/Area Retail Leader for Key Bank. Ms. Tolman is a graduate of Husson College and the Mid-Coast Leadership Academy via the University of Maine.

Charles A. Wootton (64) has been employed by the Bank since January 2000. In 2001, Mr. Wootton was promoted to Senior Vice President of Banking Services and Senior Loan Officer. In 2005, Mr. Wootton was promoted to Executive Vice President. From 1981 to 2000 Mr. Wootton was employed by Camden National Bank, serving as branch manager, commercial loan and business development officer, becoming Vice President responsible for branch administration in 1996. Mr. Wootton will retire on March 31, 2021.

There are no family relationships among any of the Executive Officers, nor are there any arrangements or understandings between any Executive Officer and any other person pursuant to which that Executive Officer has been or is to be elected.

The First Bancorp 2021 Proxy Statement • Page 12

Compensation Discussion and Analysis

Executive Summary

The Compensation Committee of the Board of Directors of The First Bancorp, Inc. oversees the Company’s executive compensation program. The Committee consists solely of “Independent Directors”, i.e., those Directors who are neither officers nor employees of the Company or its subsidiaries nor have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment to carry out the responsibilities of a Director and who are otherwise “independent” under the rules of the NASDAQ Stock Market, Inc.
The Committee has the direct responsibility to:
i.Review and approve corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer (“CEO”), evaluate the CEO’s performance in light of those goals and objectives and determine the CEO’s compensation level based on this evaluation. The corporate goals which are developed to encourage Management to not take undue or excessive risk are established jointly between the Compensation Committee and the CEO and are driven by the Company’s strategic plan and annual operating budget. In addition to the Company-wide goals, the Committee and the CEO jointly agree on individual performance goals for the CEO. Examples of these goals, which may vary from year to year, include the Company’s earnings targets, loan and deposit growth objectives, risk management analysis, as well as specific individual goals such as implementing components of the approved strategic plan and leadership development.
ii.Review and approve the compensation of all other Named Executive Officers and members of the Executive Management Team of the Company with recommendations and input from the CEO.
iii.Review and approve grants, awards and issuances under, or any material amendment of, the Company's equity-based long-term and short-term incentive plans, which are described below.
iv.In consultation with Management, oversee regulatory compliance with respect to compensation matters, including overseeing the Company’s policies on structuring compensation programs to preserve tax-deductibility and, as and when required, establish performance goals and certify that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code.
v.Establish and review Company stock ownership guidelines for the CEO and other Named Executive Officers of the Company.
vi.Review and approve any severance or similar termination payments proposed to be made to any current or former Named Executive Officer of the Company, and any agreements providing for such payments.

Philosophy of Our Executive Compensation Program

The Company recognizes that the attraction and retention of high-performing employees are among the key components of the organization’s past performance and future success. In support of that objective, the Compensation Committee believes that the most effective executive compensation program is one that rewards annually the achievement of established long-term and strategic goals and aligns executives’ interests with those of Shareholders and the long-term interests of the Company. The Committee evaluates both performance and compensation of our executives relative to the compensation paid to similar executives at comparably sized and similarly performing banks. Our goal is to maintain an appropriate relationship between the compensation of our executives, their performance and the Company’s performance. The overall objectives of our compensation program are:
a)To provide both short-term and long-term alignment between pay and performance.
b)To align executive interests with those of Shareholders.
c)To remain competitive within the relevant marketplace in terms of total compensation; and
The First Bancorp 2021 Proxy Statement • Page 13

d)To enable the Company to attract, retain, and motivate top talent.
The elements of our compensation program are discussed in more detail below, but in summary, the elements of our program are as follows:
a)Base Pay will target slightly above the market median (55th to 75th percentile) of the Company’s peer group, established by Pearl Meyer & Partners and described below, and will reflect the individual executive’s role, experience and contribution to the Company.
b)Short-term incentives will reflect annual goals related to the Company’s profitability, performance against key metrics and the achievement of individual goals for each executive.
c)Long-term incentives which focus on achievement of longer-term objectives and seek to reduce incentives driven by short-term developments may be awarded on an annual basis and are intended to promote the retention of the executive team.
d)The Committee will determine an appropriate mix of base pay, short-term and long-term incentives based on the executive’s position and tenure with the Company.
e)Other benefits will be competitive and appropriate to retain and attract talented individuals.
f)All elements of our compensation are evaluated by the Compensation Committee to ensure they are not designed to encourage or incentivize Management to cause the Company to take excessive or undue risk.
g)In addition to the compensation program, the Compensation Committee has also established stock ownership guidelines for the CEO and other Named Executive Officers (NEOs). These ownership guidelines further align the CEO's and NEOs' performance with the long-term goals of the Company.
h)The Company's plan contains a "clawback" provision under which designated individuals may be required to reimburse the Company any excess bonus amount paid should the Company be required to prepare an accounting restatement due to the material noncompliance of the Company with applicable regulations or accounting standards and practices.

Total compensation is expected to vary each year, and evolve over the long-term, to reflect our performance relative to our peers and the industry with corresponding returns for our Shareholders.

Considerations in Determining Executive Compensation

In 2020, Pearl Meyer & Partners, a consulting firm specializing in compensation and benefits for financial institutions, conducted a comprehensive total senior executive compensation analysis for the Company. Pearl Meyer & Partners was chosen by the Compensation Committee and that choice is confirmed on an annual basis. The fee for the comprehensive compensation analysis is less than $30,000. The peer group utilized by the Company consisted of publicly traded non-metropolitan bank holding companies located in New England, New York and Pennsylvania. The results of this review were used to guide the Committee’s refinement of the Company’s compensation philosophy and resulting compensation programs for senior executives.

Compensation Benchmarking: Understanding and having a comparative analysis of the compensation of senior banking executives in the banking industry is a key element considered by the Committee in making compensation decisions. Similar to the Company’s past internal practices, Pearl Meyer assisted the Committee with defining a peer group of institutions of similar asset size and regional location. The peer group includes the three comparable banks located in the state of Maine and other banks located in similar non-metropolitan areas in the Northeast. The comparable companies are reviewed annually and may change slightly depending on changes either in the market or in the peer group banks themselves. The peer group targets approximately 20 institutions ranging from two-thirds to two times the Company’s size in terms of assets. The overall objective is to position the Company at slightly above the median salary levels of the peer group.
Performance factors will also be considered should a company in the peer group have performance that varies greatly from that of the group and/or the Company. We may discount a defined peer bank or drop a company from the group should performance vary widely.

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The peer group used for 2020 was as follows:

ACNB Corporation	Enterprise Bancorp, Inc.
Arrow Financial Corporation	ESSA Bancorp, Inc.
AmeriServ Financial, Inc.	Evans Bancorp, Inc.
Bar Harbor Bankshares	Hingham Institution for Savings
Camden National Corporation	HarborOne Bancorp, Inc.
Cambridge Bancorp	Mid Penn Bancorp, Inc.
CNB Financial Corporation	Northeast Bank
Chemung Financial Corporation	Orrstown Financial Services, Inc.
Citizens & Northern Corporation	Penns Woods Bancorp, Inc.
Codorus Valley Bancorp, Inc.	Western New England Bancorp, Inc.

In addition to the peer group, the consultant included data from other industry databases and surveys including Pearl Meyer’s own annual survey. Data and competitive perspectives were assessed relative to base salary, total cash compensation, short- and long- term incentives, total direct compensation, benefits and other compensation and total compensation. The Committee reviewed data individually and in the aggregate. Data from the review was used to develop pay guidelines and as a reference for decisions for both short-term and long-term compensation.

Elements of the Compensation Program - Detail

Base Pay: Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives. Base salaries are reviewed at least annually by the Compensation Committee. When establishing base salaries for 2020, as noted previously, the Compensation Committee engaged the services of Pearl Meyer to conduct a comprehensive compensation analysis. One result of this analysis was the establishment of a peer group, detailed above, and the Committee made a decision to target base salaries just above the market median (55th to 75th percentile) of that peer group’s base compensation for similarly positioned executives. As a high-performing company with consistent results, specifically in the categories of Return on Assets, Return on Equity and Efficiency Ratio, that are typically in the upper third of our peer group, we believe that the base salaries of our executives should be reflective of our performance within our industry. In addition to the peer group comparison, a variety of other factors are used to determine base compensation, including: the seniority of the individual, the level of the officer’s responsibility and the performance of the officer in meeting his/her annual goals. The annual goals of the NEOs, other than the CEO, are set jointly by the CEO and the officer, and reviewed by the Compensation Committee. These goals are aligned with the Company’s annual goals and individualized for the area of responsibility of the NEO. For example, the goals of the Senior Loan Officer center on loan growth targets and loan quality parameters, the latter being measured on the basis of loan delinquency rates, level of non-performing loans and amount of loan charge-offs for the year. The CFO has goals based on asset/liability management, investment portfolio performance and quality of financial reporting.
Short-Term Incentives: In 2012, the Board of Directors approved a Short-Term Incentive Plan. The five NEOs and certain other senior executives are eligible for incentives under this program, which is part of a total compensation package including base salary, annual incentives, equity and benefits. The philosophy of the Compensation Committee was to set competitive, reasonable base salaries and allow for the potential of meaningful incentives tied to the Company’s short-term initiatives to optimize profitability, growth, and excellence in individual performance, and to promote teamwork among its participants.

The First Bancorp 2021 Proxy Statement • Page 15

The plan is designed to:
•Ensure clarity of expectations in terms of expected results.
•Recognize and reward achievement of annual business goals.
•Motivate and reward superior performance.
•Encourage teamwork and collaboration among the Company’s leadership and across business groups.
•Attract and retain talent needed to grow the Company/Bank.
•Be competitive with market; and
•Ensure incentives are appropriately risk-balanced (i.e., do not motivate or reward excessive risk taking).

Employees who are eligible for incentive awards are subject to meeting the following requirements:
•New hires must be employed prior to October 1st to be eligible to participate in the plan for the performance period. Employees hired after that date must wait until the next calendar year to be eligible for an award under the plan. Eligibility begins the first full month worked. Participants receive a pro-rated award using full months worked during the plan year.
•Awards under the plan shall be limited to individuals employed by the Company/Bank on the date of payment, except in the case of disability, death, or retirement.
•Participants on a performance improvement plan or with an unsatisfactory performance rating at the time of payment or who have given notice of resignation at the time of payment are not eligible to receive an award.

Each participant has a target incentive opportunity based on his or her role. The target incentive reflects a percentage of base salary determined to be consistent with competitive market practices. Actual awards are based on achievement of specific goals and could range from 0%, for not achieving minimal performance, to 150% of target, for exceptional performance. Each participant has five to eight predefined performance goals used to determine his or her short-term incentive award in three performance categories: Company-wide, individual specific, and discretionary. The goals are then weighted to reflect the focus and contribution for each position in the Company.
The plan is based on a balance of multiple measures, layered oversight, and reasonable ceilings for exceptional performance. The plan is structured to discourage excessive risk taking. The Compensation Committee reviewed the plan design to ensure it is in line with best practices for risk. The altering, inflating, and/or inappropriate manipulation of performance/financial results or any other violation of recognized ethical business standards will subject any participant to disciplinary action up to and including termination of employment. In addition, any incentive compensation as provided by the plan to which such a participant would otherwise be entitled will be revoked or subject to “claw back.”
The Short-Term Incentive Plan operates on a calendar year schedule (January 1 - December 31). Awards granted under this program are in the form of cash. Annual cash incentive awards will be paid out by March 15th immediately following the Plan year.
Since all NEO compensation is paid by the Bank, not the Company, the performance measures for the Short-Term Incentive Plan are based on the Bank's, not the Company's, 2020 performance.

The First Bancorp 2021 Proxy Statement • Page 16

The following tables summarize the performance measures, weightings, as well as potential and total payouts for each NEO in 2020:

Officer			Percent of Base	Amount
Tony McKim	2020 Base Salary			$575,000
Chief Executive Officer	2020 Incentive Target		35.0%	$201,251
	2020 Actual Payout		42.5%	$244,620
Performance Measures	Threshold	Target	Stretch	Weight
Net income	$25,732	$26,732	$27,732	15.0%
Return on Average Equity	13.27%	14.27%	15.27%	15.0%
Efficiency Ratio	53.46%	51.46%	49.46%	10.0%
Fee Income From Four Key Areas	10,930	11,230	11,530	10.0%
Implementation of Strategic Plan	50.00%	100.00%	150.00%	30.0%
Discretionary	50.00%	100.00%	150.00%	20.0%
Incentive Opportunity Range	Threshold	Target	Stretch
Net income	$15,094	$30,188	$45,281
Return on Average Equity	15,094	30,188	45,281
Efficiency Ratio	10,063	20,125	30,188
Fee Income From Four Key Areas	10,063	20,125	30,188
Implementation of Strategic Plan	30,188	60,375	90,563
Discretionary	20,125	40,250	60,375
	$100,627	$201,251	$301,876
Actual Achievement	Actual Performance	Payout Allocation	Weighted Payout Percent	Actual Payout
Net income	$27,786	150.0%	22.5%	$45,281
Return on Average Equity	14.81%	127.0%	19.1%	38,338
Efficiency Ratio	49.09%	150.0%	15.0%	30,188
Fee Income From Four Key Areas	14,284	150.0%	15.0%	30,188
Implementation of Strategic Plan	100.0%	100.0%	30.0%	60,375
Discretionary	100.0%	100.0%	20.0%	40,250
			121.6%	$244,620

The First Bancorp 2021 Proxy Statement • Page 17

Officer			Percent of Base	Amount
Charles Wootton	2020 Base Salary			$272,000
Senior Loan Officer	2020 Incentive Target		25.0%	$68,000
	2020 Actual Payout		32.2%	$87,619
Performance Measures	Threshold	Target	Stretch	Weight
Net income	$25,732	$26,732	$27,732	15.0%
Return on Average Equity	13.27%	14.27%	15.27%	15.0%
Efficiency Ratio	53.46%	51.46%	49.46%	10.0%
Fee Income From Four Key Areas	10,930	11,230	11,530	10.0%
Loan Growth YTD Average	52,454	77,454	102,454	15.0%
Past Due Loans/Total Loans YTD Average	1.35%	1.10%	0.85%	5.0%
Classified Loans to Equity	22.00%	18.00%	14.00%	10.0%
Discretionary	50.00%	100.00%	150.00%	20.0%
Incentive Opportunity Range	Threshold	Target	Stretch
Net income	$5,100	$10,200	$15,300
Return on Average Equity	5,100	10,200	15,300
Efficiency Ratio	3,400	6,800	10,200
Fee Income From Four Key Areas	3,400	6,800	10,200
Loan Growth YTD Average	5,100	10,200	15,300
Past Due Loans/Total Loans YTD Average	1,700	3,400	5,100
Classified Loans to Equity	3,400	6,800	10,200
Discretionary	6,800	13,600	20,400
	$34,000	$68,000	$102,000
Actual Achievement	Actual Performance	Payout Allocation	Weighted Payout Percent	Actual Payout
Net income	$27,786	150.0%	22.5%	$15,300
Return on Average Equity	14.81%	127.0%	19.1%	12,954
Efficiency Ratio	49.09%	150.0%	15.0%	10,200
Fee Income From Four Key Areas	14,284	150.0%	15.0%	10,200
Loan Growth YTD Average	81,459	108.0%	16.2%	11,017
Past Due Loans/Total Loans YTD Average	0.99%	122.0%	6.1%	4,148
Classified Loans to Equity	11.10%	150.0%	15.0%	10,200
Discretionary	100.0%	100.0%	20.0%	13,600
			128.9%	$87,619

The First Bancorp 2021 Proxy Statement • Page 18

Officer			Percent of Base	Amount
Susan Norton	2020 Base Salary			$250,000
Chief Administrative Officer	2020 Incentive Target		25.0%	$62,500
	2020 Actual Payout		33.0%	$82,532
Performance Measures	Threshold	Target	Stretch	Weight
Net income	$25,732	$26,732	$27,732	15.0%
Return on Average Equity	13.27%	14.27%	15.27%	15.0%
Efficiency Ratio	53.46%	51.46%	49.46%	10.0%
Fee Income From Four Key Areas	10,930	11,230	11,530	10.0%
Implementation of Strategic Plan	50.00%	100.00%	150.00%	20.0%
Personnel Expense to Average Assets	1.05%	0.95%	0.85%	10.0%
Discretionary	50.00%	100.00%	150.00%	20.0%
Incentive Opportunity Range	Threshold	Target	Stretch
Net income	$4,688	$9,375	$14,063
Return on Average Equity	4,688	9,375	14,063
Efficiency Ratio	3,125	6,250	9,375
Fee Income From Four Key Areas	3,125	6,250	9,375
Implementation of Strategic Plan	6,250	12,500	18,750
Personnel Expense to Average Assets	3,125	6,250	9,375
Discretionary	6,250	12,500	18,750
	$31,251	$62,500	$93,751
Actual Achievement	Actual Performance	Payout Allocation	Weighted Payout Percent	Actual Payout
Net income	$27,786	150.0%	22.5%	$14,063
Return on Average Equity	14.81%	127.0%	19.1%	11,906
Efficiency Ratio	49.09%	150.0%	15.0%	9,375
Fee Income From Four Key Areas	14,284	150.0%	15.0%	9,375
Implementation of Strategic Plan	100.0%	100.0%	20.0%	12,500
Personnel Expense to Average Assets	0.92%	115.0%	11.5%	7,188
Discretionary	145.0%	145.0%	29.0%	18,125
			132.1%	$82,532

The First Bancorp 2021 Proxy Statement • Page 19

Officer			Percent of Base	Amount
Richard Elder	2020 Base Salary			$225,000
Chief Financial Officer	2020 Incentive Target		25.0%	$56,250
	2020 Actual Payout		32.9%	$73,998
Performance Measures	Threshold	Target	Stretch	Weight
Net income	$25,732	$26,732	$27,732	15.0%
Return on Average Equity	13.27%	14.27%	15.27%	15.0%
Efficiency Ratio	53.46%	51.46%	49.46%	10.0%
Fee Income From Four Key Areas	10,930	11,230	11,530	10.0%
Implementation of Strategic Plan	50.00%	100.00%	150.00%	10.0%
UBPR Investment Yield Percentile	91.0%	93.0%	95.0%	20.0%
Discretionary	50.00%	100.00%	150.00%	20.0%
Incentive Opportunity Range	Threshold	Target	Stretch
Net income	$4,219	$8,438	$12,656
Return on Average Equity	4,219	8,438	12,656
Efficiency Ratio	2,813	5,625	8,438
Fee Income From Four Key Areas	2,812	5,625	8,438
Implementation of Strategic Plan	2,812	5,625	8,437
UBPR Investment Yield Percentile	5,625	11,250	16,875
Discretionary	5,625	11,250	16,875
	$28,125	$56,251	$84,375
Actual Achievement	Actual Performance	Payout Allocation	Weighted Payout Percent	Actual Payout
Net income	$27,786	150.0%	22.5%	12,656
Return on Average Equity	14.81%	127.0%	19.1%	10,716
Efficiency Ratio	49.09%	150.0%	15.0%	8,438
Fee Income From Four Key Areas	14,284	150.0%	15.0%	8,438
Implementation of Strategic Plan	100.0%	100.0%	10.0%	5,625
UBPR Investment Yield Percentile	96.0%	150.0%	30.0%	16,875
Discretionary	100.0%	100.0%	20.0%	11,250
			131.6%	$73,998

The First Bancorp 2021 Proxy Statement • Page 20

Officer			Percent of Base	Amount
Sarah Tolman	2020 Base Salary			$223,000
Senior Branch Officer	2020 Incentive Target		25.0%	$55,751
	2020 Actual Payout		32.9%	$73,340
Performance Measures	Threshold	Target	Stretch	Weight
Net income	$25,732	$26,732	$27,732	15.0%
Return on Average Equity	13.27%	14.27%	15.27%	15.0%
Efficiency Ratio	53.46%	51.46%	49.46%	10.0%
Fee Income From Four Key Areas	10,930	11,230	11,530	10.0%
Implementation of Strategic Plan	50.00%	100.00%	150.00%	10.0%
Local Funding Growth YTD Average	31,297	46,297	61,297	20.0%
Discretionary	50.00%	100.00%	150.00%	20.0%
Incentive Opportunity Range	Threshold	Target	Stretch
Net income	$4,181	$8,363	$12,544
Return on Average Equity	4,181	8,363	12,544
Efficiency Ratio	2,788	5,575	8,363
Fee Income From Four Key Areas	2,788	5,575	8,363
Implementation of Strategic Plan	2,788	5,575	8,363
Local Funding Growth YTD Average	5,575	11,150	16,725
Discretionary	5,575	11,150	16,725
	$27,876	$55,751	$83,627
Actual Achievement	Actual Performance	Payout Allocation	Weighted Payout Percent	Actual Payout
Net income	$27,786	150.0%	22.5%	$12,544
Return on Average Equity	14.81%	127.0%	19.1%	10,620
Efficiency Ratio	49.09%	150.0%	15.0%	8,363
Fee Income From Four Key Areas	14,284	150.0%	15.0%	8,363
Implementation of Strategic Plan	100.0%	100.0%	10.0%	5,575
Local Funding Growth YTD Average	83,734	150.0%	30.0%	16,725
Discretionary	100.0%	100.0%	20.0%	11,150
			131.6%	$73,340

Long-Term Incentives
Stock Options and Restricted Stock Awards: In 2010, the Company's Shareholders voted to establish an equity-based long-term incentive plan. This plan expired in April 2020. At the 2020 Annual Meeting, the Company’s Shareholders voted to establish a new equity-based long-term incentive plan which grants authority to the Board of Directors to issue stock options, restricted stock and other equity-based grants to retain and motivate existing high-performing employees and to attract new members to the Management team should the need arise. The purpose of this plan is to incentivize executives through equity ownership and align their interests with those of the Shareholders while providing mid-term and longer-term incentives tied to overall Company performance. It is among the objectives of this plan that, by having a portion of the executive’s compensation tied to the performance of the Company’s stock, the individual will be rewarded for enhancing long-term shareholder value.
The mid- to long-term outlook of this type of compensation serves as a balance to the short-term rewards of base compensation and the short-term incentive plan. Due to conservative vesting provisions, stock options and restricted stock grants are also designed to encourage an executive to remain with the Company. The amount of options granted reflects the executive’s position in the organization, level of responsibility, impact on the Company’s performance and actual performance in meeting individual performance goals.

The First Bancorp 2021 Proxy Statement • Page 21

The plan is administered by the Compensation Committee of the Board of Directors. In conjunction with the Equity plan, the Compensation Committee established a long-term incentive strategy which includes specific long-term incentive targets for the NEOs based on position in the Company. The strategy provides for safeguards, including clawbacks, to curtail undue short-term risk taking. The Compensation Committee is responsible for the design and oversight of these safeguards. The grants made with respect to 2020, 2019 and 2018 performance consisted solely of shares of restricted Company stock subject to vesting and forfeiture provisions.

For 2020 performance, grants under the long-term incentive plan were awarded by the Company’s Compensation Committee on January 28, 2021 and were based on the previous day’s closing price for the Company’s Common Stock of $24.39 per share. All awards have a cliff vesting period of three years with the exception of Mr. Wootton's, whose award will fully vest on March 25, 2021 prior to his retirement*. The following table summarizes the 2020 targets and actual grants to the NEOs under the long-term incentive program.

For 2020 Performance	Target	Actual	Value	Shares
Tony C. McKim	25.0%	30.0%	$172,500	7,073
Charles A. Wootton	15.0%	15.0%	$40,800	1,673
Susan A. Norton	15.0%	20.0%	$50,000	2,050
Richard M. Elder	15.0%	20.0%	$45,000	1,845
Sarah J. Tolman	15.0%	20.0%	$44,600	1,829

*At the Compensation Committee meeting on January 28, 2021, the Committee voted to accelerate the vesting of grants awarded to Mr. Wootton to coincide with his 2021 retirement. An award of 1,243 shares granted January 26, 2017 that was scheduled to vest on January 26, 2022 will now vest on March 25, 2021 and an award of 1,362 shares granted January 4, 2018 that was scheduled to vest on January 4, 2022 will also now vest on March 25, 2021.
On May 15, 2020, Ms. Tolman was awarded 1,000 shares of restricted stock and Ms. Norton was awarded 500 shares based on the previous day's closing price of $18.30 per share. These awards were granted for strong performance during the Covid-19 pandemic. These grants have a one year vesting period. At the July Compensation Committee meeting (July 30, 2020), the Committee awarded Mr. McKim 1,500 shares of restricted stock based on the previous day's closing price of $20.90 per share. This award was made to recognize his leadership during the pandemic. These shares have a one year vesting period.

For 2019 performance, grants under the long-term incentive plan were awarded by the Company’s Compensation Committee on January 29, 2020 and were based on the previous day’s closing price for the Company’s Common Stock of $29.49 per share. All awards have a cliff vesting period of three years with the exception of Mr. Wootton's, whose award has a vesting period of one year. The following table summarizes the 2019 targets and actual grants to the NEOs under the long-term incentive program.

For 2019 Performance	Target	Actual	Value	Shares
Tony C. McKim	25.0%	30.0%	$163,500	5,544
Charles A. Wootton	15.0%	15.0%	$39,600	1,343
Susan A. Norton	15.0%	15.0%	$35,250	1,195
Richard M. Elder	15.0%	15.0%	$31,800	1,078
Sarah J. Tolman	15.0%	15.0%	$31,500	1,068

For 2018 performance, grants under the long-term incentive plan were awarded by the Company’s Compensation Committee on February 1, 2019 and were based on the previous day’s closing price for the Company’s Common Stock of $25.87 per share. All awards have a cliff vesting period of three years* with the exception of Mr. Wootton's, whose award has a vesting period of two years. The following table summarizes the 2018 targets and actual grants to the NEOs under the long-term incentive program.
The First Bancorp 2021 Proxy Statement • Page 22

For 2018 Performance	Target	Actual	Value	Shares
Tony C. McKim	25.0%	25.0%	$130,000	5,025
Charles A. Wootton	15.0%	15.0%	$38,400	1,484
Susan A. Norton	15.0%	15.0%	$33,750	1,305
Richard M. Elder	15.0%	15.0%	$30,000	1,160
Sarah J. Tolman	15.0%	15.0%	$27,300	1,055
*In 2018, the Board Compensation Committee voted to change the usual vesting period of restricted stock grants made to NEOs from five years to three years to conform to industry norms.

The Board of Directors is required to make appropriate adjustments in connection with the 2020 Plan and any outstanding awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other reorganization event, as defined in the 2020 Plan, the Board of Directors is authorized to provide for outstanding options or other stock-based awards to be assumed or substituted for, and, if the acquiring or succeeding corporation does not agree to assume or substitute for, such awards, the Board of Directors is authorized to provide for the acceleration of any award, and, if applicable, to make an award fully exercisable prior to consummation of the reorganization event or to provide for a cash out of the value of any outstanding options. Upon the occurrence of a reorganization event, the repurchase and other rights of the Company under each outstanding award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to the Common Stock subject to such restricted stock award.

Stock Ownership Guidelines

On October 17, 2012, the Compensation Committee voted to establish stock ownership guidelines applicable to Directors, Named Executive Officers, and other executives as recommended by the President and CEO and approved by the Compensation Committee. Executives and Directors are expected to maintain ownership (by Company grant and individual ownership) of at least the following amounts of the Company's stock:

Participant	Required Value or Number of Shares
Directors	5,000 Shares
President and CEO	2x Base Salary
Named Executive Officers (NEOs)	1x Base Salary

As of December 31, 2020, all Directors and NEOs met the above stock ownership guidelines except for EVP Tolman. Until the ownership guideline is achieved, Ms. Tolman will hold all granted shares minus those required to be sold in order to fund the tax liabilities arising from the grant.

Compensation Mix
The Compensation Committee believes that the Company has developed, with assistance from Pearl Meyer, an appropriate mix of base pay, short-term incentives and long-term incentives for the Named Executive Officers. Utilizing the 2020 Equity Incentive Plan, the Compensation Committee reviews the mix and determines how long-term incentives fit with total compensation. The Committee’s expectation is that long-term incentives will constitute 10% to 35% of total compensation depending on the executive and his or her position in the Company. In addition to the long-term incentive plan, the short-term incentive plan approved by the Board in 2012 provides for short-term incentives that could also constitute 15% to 50% of total compensation depending on the executive, his or her position in the Company and the executive’s job performance in the prior year. With the addition of the short-term and long-term incentive programs, base compensation should constitute 50% to 80% of total pay depending on the executive, his or her position and individual achievement in relation to his or her goals. These percentages are based on industry averages and best practices.

The First Bancorp 2021 Proxy Statement • Page 23

Other Benefits
401(k) and Other Benefits: The Company’s primary retirement plan is a 401(k) Plan. It is available to any employee who has attained the age of 21 and completed six months of continuous service with the Company. The Company typically provides a match at 50% of employee deferrals to the extent that the deferral does not exceed 6% of eligible compensation. Prior to 2020 an annual discretionary component was commonly paid. The Board made a determination at the end of each fiscal year as to what, if any, amount is to be paid based on the financial performance of the Company for that year. In 2019 and 2018 this discretionary amount was 2.0% of base salary for all eligible employees. In 2020, the Company converted to a Safe Harbor 401(k) plan. Under the Safe Harbor rules the Company makes a 3.0% Safe Harbor contribution to all eligible employees annually. Employee and employer contributions are 100% vested at all times.

Stock Purchase Plan: The Company has a stock purchase plan available to all employees and Directors that provides an opportunity to purchase shares of Company stock through payroll deduction. Directors may elect to have up to 100% of their fees applied to stock purchases under the stock purchase plan. The purchase price is at the fair market value of the shares without a commission as determined by the NASDAQ closing price on the day the shares are purchased.

Severance and Change of Control Benefits: The Company does not have any employment agreements with any of the executives of the Company, and no contractual or Company policy commitments exist with respect to severance or change of control benefits.

Company Vehicle: Employees are provided mileage reimbursement for business travel when using their own vehicles. For certain Named Executive Officers, a Company-owned vehicle may be provided subject to approval of the Compensation Committee. The non-business use of the vehicle is taxable income to the executive and is included as part of the executive’s total compensation. In 2020 the two executives with Company-provided vehicles were CEO McKim and EVP Wootton.

Bank-Owned Life Insurance: The Company may purchase a single-premium life insurance policy on the life of an executive with a split dollar benefit divided between the Company and the executive’s estate. The Company believes that Bank Owned Life Insurance is a good investment option for the Company and also provides key man protection upon the untimely death of a senior executive. The cash surrender value is an asset of the Company.

Supplemental Long-Term Disability Insurance: In 2010, the Company purchased supplemental long-term disability insurance policies for the five most highly compensated executives at the time. Three of those executives remain with the Company and are covered by this policy. This insurance was purchased as a group policy through Union Central Insurance and is intended to assist with any shortfalls that may exist due to the insurance caps applicable to the Company's overall group policy. The Company continues to review this benefit with all other Company benefits on an annual basis.

Compensation of Chief Executive Officer and Other NEOs
Base Salary
As noted previously, the Compensation Committee has established targets for base pay at just above the market median (55th to 75th percentile) of the Company’s peer group, based on recommendations by Pearl Meyer, and each executive’s actual base pay will reflect the executive’s role, experience and contribution to the Company. CEO McKim was appointed President of the Bank in 2014 and he assumed the title of CEO of the Company on January 5, 2015. His salary for 2020 was set at $575,000, which placed him in the 70th percentile for the peer group. As noted above, the Compensation Committee will use the data provided by Pearl Meyer and will consider various other factors including the principles and criteria contained in the compensation philosophy and strategy, and 2020 operating results, to adjust his base salary to the target level selected by the Committee.

The First Bancorp 2021 Proxy Statement • Page 24

The Compensation Committee’s decisions related to 2020 base salaries were based on 2019 operating results. The Bank continued to outperform the median levels of its national peer group in many areas, as measured by the Uniform Bank Performance Report. These included return on average assets, return on average equity, the efficiency ratio, and asset quality ratios. Building and strengthening the Company’s capital is a priority, and in 2020 the Company’s regulatory capital ratios remained strong. The Board and Management place a high value on building shareholder value, and the $0.30 per share quarterly dividend was increased to $0.31 per share in the second quarter of 2020. Additional detail on the Company’s performance is further detailed in Management’s Discussion and Analysis of Financial Condition and Results of Operations in its Annual Report on Form 10-K.
Stock Grants/Long-Term Incentives
As noted above, in 2012, the Compensation Committee established specific long-term incentive targets for the NEOs based on position in the Company for grants to be made under the Equity Incentive Plan approved by the stockholders in 2010, and the subsequent plan, which was approved by the stockholders in 2020.

Grants for 2020 performance under the Long-Term Incentive Program were awarded on January 28, 2021 and were based on the previous day's closing price for the Company's common stock of $24.39 per share. All grants have three-year cliff vesting with the exception of Mr. Wootton's, whose grant vests on March 25, 2021, prior to his retirement. The detail on these grants can be found on page 22.
On May 15, 2020, Ms. Tolman was awarded 1,000 shares of restricted stock and Ms. Norton was awarded 500 shares based on the previous day's closing price of $18.30 per share. These awards were granted for strong performance during the Covid-19 pandemic. These grants have a one year vesting period. At the July Compensation Committee meeting, (July 30, 2020) the Committee awarded Mr. McKim 1,500 shares of restricted stock based on the previous day's closing price of $20.90 per share. This award was made to recognize his leadership during the pandemic. These shares have a one year vesting period.

Grants for the 2019 performance under the Long-Term Incentive Program were awarded on January 29, 2020 and were based on the previous day's closing price for the Company's common stock of $29.49 per share. All grants have three-year cliff vesting with the exception of Mr. Wootton's, whose grant vests in one year. The detail on these grants can be found on page 22.

Grants for 2018 performance under the Long-Term Incentive Program were awarded on February 1, 2019 and based on the previous day’s closing price for the Company’s Common Stock of $25.87 per share. All grants have three-year cliff vesting with the exception of Mr. Wootton's, whose grant vests in two years. The detail on these grants can be found on page 23.

Other Compensation
In 2020, there were no additional compensation items for the NEOs other than those detailed in the following table for CEO McKim, EVP Wootton, EVP Norton, EVP Elder and EVP Tolman.

Executive Compensation
The First Bancorp 2021 Proxy Statement • Page 25

The following Summary Compensation Table sets forth the cash and non-cash compensation for each of the last three fiscal years earned by the Principal Executive Officer, the Principal Financial Officer as well as the three other highest paid active Executive Officers in fiscal 2020.

Name and Principal Position	Year	Salary ($)	Short-Term Bonus ($)	Stock Awards² ($)	All Other Compensation[1] ($)	Total ($)
Tony C. McKim	2020	575,000	244,620	203,850	19,856	1,043,326
President	2019	545,000	231,334	163,500	16,637	956,471
Chief Executive Officer	2018	520,000	191,719	130,000	16,357	858,076
Charles A. Wootton	2020	272,000	87,619	40,800	21,816	422,235
Executive Vice President	2019	264,000	77,653	39,600	20,461	401,714
Senior Loan Officer	2018	256,000	70,787	38,400	20,255	385,442
Susan A. Norton	2020	250,000	82,532	59,150	17,431	409,113
Executive Vice President	2019	235,000	72,132	35,250	14,303	356,685
Chief Administrative Officer	2018	225,000	60,398	33,750	14,028	333,176
Richard M. Elder	2020	225,000	73,998	45,000	17,345	361,343
Executive Vice President	2019	212,000	61,626	31,800	13,805	319,231
Chief Financial Officer	2018	200,000	58,170	30,000	12,484	300,654
Sarah J. Tolman	2020	223,000	73,340	62,900	17,179	376,419
Executive Vice President	2019	210,000	64,211	31,500	13,471	319,182
Chief Banking Officer	2018	182,000	53,775	27,300	11,531	274,606
1 All Other Compensation is detailed in the table below and includes the following:
    401(k) Match and Additional Contributions. In all years, the Company provided a match at 50% of employee deferrals to the extent that the deferral does not exceed 6% of eligible compensation. In 2018 and 2019, the Company also provided a discretionary contribution to employees who have been employed one year or more. This was 2.0% of base salary in 2019 and 2018. In 2020 the Company converted to a Safe Harbor 401(k) plan. Under the Safe Harbor requirements a Safe Harbor contribution of at least 3.0% must be provided annually. In 2020, a 3.0% Safe Harbor contribution was provided to eligible employees. All 401(k) match and additional contributions are subject to the IRS regulations that govern the maximum amount of an Officer’s earnings which are eligible to be considered for the match and profit share components of compensation.
    Company-Owned Vehicle. The amounts shown include the value of personal use for Company-owned vehicles by the Named Executives, where applicable.
Economic Value of Life Insurance. The amounts shown include the value of the Named Executives’ portion of policies provided by Life Insurance Endorsement Split Dollar Plan agreement for Bank Owned Life Insurance.
² Stock Awards: For 2020, the stock awards column includes grants made in January, 2021 as well as the following additional grants, On May 15, 2020, Ms. Tolman was awarded 1,000 shares of restricted stock and Ms. Norton was awarded 500 shares based on the previous day's closing price of $18.30 per share. These awards were granted for strong performance during the Covid-19 pandemic. These grants have a one year vesting period. At the July Compensation Committee meeting (July 30, 2020), the Committee awarded Mr. McKim 1,500 shares of restricted stock based on the previous day's closing price of $20.90 per share. This award was made to recognize his leadership during the pandemic. These shares have a one year vesting period.

The First Bancorp 2021 Proxy Statement • Page 26

Name and Principal Position	Year	401k Matching Contribution ($)	401k Profit-Sharing Contribution ($)	Company-Owned Vehicle ($)	Economic Value of Life Insurance ($)
Tony C. McKim	2020	8,550	8,550	2,288	468
Executive Vice President	2019	8,400	5,600	2,204	433
Chief Executive Officer	2018	8,250	5,500	2,204	403
Charles A, Wootton	2020	8,474	8,550	4,225	567
Executive Vice President	2019	7,919	5,600	6,427	515
Senior Loan Officer	2018	7,683	5,500	6,595	477
Susan A. Norton	2020	8,550	8,550	—	331
Executive Vice President	2019	8,400	5,600	—	303
Chief Administrative Officer	2018	8,250	5,500	—	278
Richard M. Elder	2020	8,550	8,550		245
Executive Vice President	2019	8,105	5,473	—	227
Chief Financial Officer	2018	7,683	4,589	—	212
Sarah J. Tolman	2020	8,550	8,550		79
Executive Vice President	2019	7,913	5,484	—	74
Chief Banking Officer	2018	6,884	4,578	—	69

Stock-Based Compensation
At the 2010 Annual Meeting, the Company's shareholders approved the 2010 Equity Incentive Plan (the “2010 Plan”). This Plan expired on April 28, 2020, leaving 215,513 shares not issued. At the 2020 Annual Meeting, shareholders approved the 2020 Equity Incentive Plan (the "2020 Plan"). This plan reserved 400,000 shares of Common Stock for issuance in connection with stock options, restricted stock awards and other equity based awards to attract and retain the best available personnel, provide additional incentive to officers, employees and non-employee Directors and promote the success of our business. Such grants and awards will be structured in a manner that does not encourage the recipients to expose the Company to undue or inappropriate risk. Options issued under the 2020 Plan will qualify for treatment as incentive stock options for purposes of Section 422 of the Internal Revenue Code. Other compensation under the 2020 Plan will qualify as performance-based for purposes of Section 162(m) of the Internal Revenue Code, and will satisfy NASDAQ guidelines relating to equity compensation.
In 2018, awards of 16,795 shares of restricted stock were made under the 2010 Plan representing Long-Term Incentives based on 2017 performance. These awards included 8,478 shares granted to the five NEOs and 5,617 shares granted to other executives. All of the NEOs' shares have cliff vesting on the fifth anniversary of the grant except for EVP Ward’s and EVP Wootton’s grants. Mr. Ward’s grants vested on March 30, 2018, the date of his retirement, and Mr. Wootton’s award has a vesting period of four years. Vesting periods for other executives range from two to five years. In addition, awards of 2,700 shares were made in 2018 to a group of management employees based on 2017 performance with vesting periods ranging from one to five years.
In 2019, awards of 19,087 shares of restricted stock were made under the 2010 Plan representing Long-Term Incentives based on 2018 performance. These awards included 10,029 shares granted to the five NEOs as detailed in the table below and 5,558 shares granted to other executives. All of the NEOs' shares have cliff vesting on the third anniversary of the grant except for EVP Wootton’s grant. Mr. Wootton’s award has a vesting period of two years. Vesting periods for other executives range from one to three years. In addition, awards of 3,500 shares were made in 2019 to a group of management employees based on 2018 performance with vesting periods of three years.
On November 8, 2019 the Bank entered into an agreement with President and CEO McKim under the
2010 Equity Incentive Plan, which accelerated the vesting period of Restricted Shares issued to President & CEO McKim in 2015, 2016, 2017, and 2018 such that the shares issued in 2015, 2016 and 2017 will vest immediately and the shares issued in 2018 will vest fully after three years instead of the original five years. The economic values of the shares was disclosed in the Company’s 2016, 2017, 2018 and 2019 Proxy Statements filed on March 11, 2016, March 10, 2017, March 14, 2018 and March 8, 2019, respectively.
The First Bancorp 2021 Proxy Statement • Page 27

In 2020, awards of 21,595 shares of restricted stock were made under the 2010 Plan representing Long-Term Incentives based on 2019 performance. These awards included 10,228 shares granted to the five NEOs as detailed in the table below and 5,092 shares granted to other executives. All of the NEOs' shares have cliff vesting on the third anniversary of the grant except for EVP Wootton’s grant. Mr. Wootton’s award has a vesting period of one year. Vesting periods for other executives range from one to three years. In addition, awards of 6,275 shares were made in 2020 to a group of management employees based on 2019 performance with vesting periods of three years.
Also, in 2020, awards of 5,750 shares of restricted stock were made under the 2020 Plan representing Long-Term Incentives based on strong performance and leadership during the Covid-19 pandemic. These awards included 3,000 shares granted to three NEOs as detailed in the table below and 500 shares granted to another executive. These shares have a one year vesting period. In addition, awards of 2,250 shares were made in 2020 to a group of management employees based on strong performance during the Covid-19 pandemic with vesting periods of three years.

Grants of Plan-Based Awards for 2020[1]
Name	Grant Date	All Other Stock Awards: Number of Shares of Stocks or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
		(#)	(#)	($/Sh)	($)
Tony C. McKim	1/29/2020	5,544	—	—	163,500
	7/30/2021	1,500	—	—	31,350
Charles A. Wootton	1/29/2020	1,343	—	—	39,600
Susan A. Norton	1/29/2020	1,195	—	—	35,250
	5/15/2020	500	—	—	9,150
Richard M. Elder	1/29/2020	1,078	—	—	31,800
Sarah J. Tolman	1/29/2020	1,068	—	—	31,500
	5/15/2020	1,000	—	—	18,300
1 The numbers of shares in this table do not include awards made on January 28, 2021 which are disclosed in previous tables and considered part of 2020 compensation.

The following table of Outstanding Equity Awards at Fiscal Year End presents all options granted to the five NEOs that were unexercised as of December 31, 2020 and all outstanding stock awards as of the same date:

	Option Awards				Stock Awards[1]
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested as of 12/31/20	Market Value of Shares of Stock That Have Not Vested as of 12/31/20
	(#)	(#)	($)		(#)	($)
Tony C. McKim	-	-	-	-	15,540	394,716
Charles A. Wootton	-	-	-	-	7,370	187,198
Susan A. Norton	-	-	-	-	6,964	176,886
Richard M. Elder	-	-	-	-	5,627	142,926
Sarah J. Tolman	-	-	-	-	6,169	156,693
1 The numbers of shares in this table do not include awards made on January 28, 2021, which are disclosed in previous tables and considered part of 2020 compensation.

The First Bancorp 2021 Proxy Statement • Page 28

The following table of Options Exercised and Stock Vested presents the shares awarded to Named Executive Officers that became vested in 2020. There are no stock option awards outstanding.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Tony C. McKim	-	-	—	—
Charles A. Wootton	-	-	2,039	59,416
Susan A. Norton	-	-	1,778	51,811
Richard M. Elder	-	-	1,018	29,665
Sarah J. Tolman	-	-	-	-

The 2010 Plan expired on April 28, 2020, leaving 215,513 shares not issued. The following table summarizes the Company’s 2020 Equity Incentive Plan as of December 31, 2020:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans [1]
Equity compensation plans approved by security holders	-	-	394,250
Equity compensation plans not approved by security holders	n/a	n/a	n/a
Total	-	-	394,250
1 The number of shares in this table does not include awards made on January 28, 2021, which are disclosed in previous tables and considered part of 2020 compensation.

Other Employee Benefits

The Bank provides all full-time employees with group life, health, and long-term-disability insurance. A Flexible Benefits Plan is available to all full-time employees after satisfying eligibility requirements and to part-time employees scheduled to work an average of at least 30 hours per week.

Compensation Policies and Practices

Compensation Programs
The Company has four primary means of compensating its employees: base pay, the Stakeholder Bonus Program, the short-term incentive plan and the equity-based long-term incentive plan. Full detail on these programs is provided in the Compensation Discussion and Analysis. A summary is provided below.

Base Pay: Base salary is used to recognize the experience, skills and responsibilities of all of the Company’s employees, including its Named Executive Officers. To determine appropriate levels of base pay for employees other than Named Executive Officers, the Company participates in a salary survey conducted by Pearl Meyer. This survey, conducted of financial institutions in New England, provides much of the information needed to determine base pay for hourly employees, line supervisors and members of middle management. In 2019, the Company also utilized the Pearl Meyer Northeast Banking survey to provide further guidance on base pay for these groups of employees. For the average employee of the Company, it is expected that total compensation will be comprised of base pay, equaling 85% to 90% of total compensation, and that the Stakeholder Bonus Program will be 10% to 15% of total compensation. The total compensation mix for Named Executive Officers is detailed in the Compensation Discussion and Analysis.

The First Bancorp 2021 Proxy Statement • Page 29

Stakeholder Bonus Program: The other key component of compensation for most employees is the Stakeholder Cash Bonus program. This program is not available to NEOs and certain other senior officers. The Stakeholder program was originally implemented in 1994 and is available to all eligible employees. This element of the performance compensation program is designed to support the long-term viability of the Company and increase shareholder value. It addresses these objectives by tying the performance payout to multiple goals which include profitability, growth, productivity and loan quality. The guiding principle is to reach a balance of these goals, which should collectively have a positive impact on maximizing long-term shareholder value without incentivizing employees to take undue risk. The Compensation Committee believes that this performance-based program provides a reward for high levels of current performance without sacrificing the achievement of long-term goals. Each year specific key performance indicators are chosen along with Company-wide financial performance trigger levels. The objective of the program is to align the performance of employees with the Company’s short- and long-term objectives so neither set of goals is sacrificed for the other.

Short-Term Incentive Plan: In 2012, the Board of Directors approved a short-term incentive plan for the five NEOs and certain other senior officers of the Company. This element of the compensation program is specifically designed to ensure clarity of expectations in terms of expected results on a short-term basis, to recognize and reward achievement of annual business goals, and to motivate and reward superior performance. This program also ensures that incentives are appropriately risk-balanced in that they do not motivate or reward excessive risk taking and ensure that the Company is competitive with the market in order to attract and retain talent needed to grow the Company. The short-term incentive is intended to be a cash bonus.

Long-Term Incentive Plan: In 2010, the Company’s Shareholders voted to establish a equity-based long- term incentive plan. This Plan expired in April 2020. At the 2020 Annual Meeting, the Company’s Shareholders voted to establish a new equity-based long- term incentive plan which grants authority to issue stock options, restricted stock and other equity-based grants to retain existing high-performing employees and to attract new members to the Management team should the need arise. The purpose of this plan is to incentivize executives through equity ownership and align their interests with those of the Shareholders while providing longer-term incentives tied to overall Company performance. It is among the objectives of this plan that, by having a portion of the executive’s compensation tied to the performance of the Company’s stock, the individual will be rewarded for enhancing long-term shareholder value.
The mid- to long-term outlook of this type of compensation serves as a balance to the short-term rewards of base compensation and the short-term incentive plan. Stock options and restricted stock grants are also intended to encourage an executive to remain with the Company. The amount of options or restricted stock granted reflects the executive’s position in the organization, level of responsibility, impact on the Company’s performance and actual performance in meeting individual performance goals.

Miscellaneous Compensation: In addition to the compensation elements outlined above, the Company also offers a small cash bonus for successful hiring referrals and for referrals to the Company’s investment management and financial services division.

Compensation Policies and Practices and Risk Management
Management does not believe that the Company’s compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company. Incentive compensation is not tied to individual production volumes or other short-term measures but is instead focused on a balance of measures which reward enhancing the Company’s long-term viability and performance. The Company has extensive risk monitoring and robust internal controls, and internal and external audit activities provide a deterrent against and a means of detecting such risk-increasing behaviors.

The First Bancorp 2021 Proxy Statement • Page 30

Compensation Committee Certification

During 2020, the Compensation Committee met with Senior Risk Officer, Tony C. McKim, to review the Company’s overall compensation program for all employees as well as for Named Executive Officers. Meetings were held on January 29, 2020, July 30, 2020 and November 12, 2020. The overall risk of the Bank’s compensation programs was discussed at the meeting on January 29, 2020. After discussion with Mr. McKim and a thorough review of the Company’s compensation programs, the Committee concluded that the compensation program for all employees, including Named Executive Officers, is balanced, aligning employees’ interests with those of Shareholders, and is not reasonably likely to have a material adverse effect on the Company, including by incentivizing undue risk-taking.

Use of Compensation Consultants
The Compensation Committee contracted with Pearl Meyer in 2019 to conduct a comprehensive analysis of total compensation for the Company’s Named Executive Officers as well as for other selected members of Management. The Bank also participated in Pearl Meyer’s salary survey for New England banks to determine salary ranges for other levels of employees as detailed above.

Say on Pay
At the 2020 Annual Meeting, Shareholders were asked to approve (on a non-binding basis) the compensation of the Company’s executives. The following table presents the results of the voting:

For	Against	Abstain	Broker Non-Vote
6,270,011	785,671	103,151	2,172,290

The Board of Directors and the Compensation Committee were mindful of this vote as they considered compensation decisions made after the 2020 Annual Meeting and re-examined overall compensation strategies and philosophy. In 2020 the shareholders voted to select an annual frequency of future shareholder compensation votes.

The First Bancorp 2021 Proxy Statement • Page 31

Report of the Compensation Committee

February 25, 2021

To the Board of Directors of The First Bancorp, Inc.:

The Compensation Committee of The First Bancorp, Inc. certifies that:

1.It has reviewed with the senior risk officer the named executive officer (NEO) compensation plans and has made all reasonable efforts to ensure that these plans do not encourage NEOs to take unnecessary and excessive risks that threaten the value of The First Bancorp, Inc.
2.It has reviewed with the senior risk officer the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to The First Bancorp, Inc.
3.It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of The First Bancorp, Inc. to enhance the compensation of any employee.
4.It has reviewed and discussed with Management of the Company the Compensation Discussion and Analysis disclosures contained in this Proxy Statement.
5.Based on the review described in (4) above, it recommended to the Company’s Board of Directors that such Compensation Discussion and Analysis disclosures be included in this Proxy Statement.

/s/ Mark N. Rosborough
Mark N. Rosborough

/s/ Cornelius J. Russell
Cornelius J. Russell

/s/ Stuart G. Smith
Stuart G. Smith

/s/ Bruce B. Tindal
Bruce B. Tindal

The First Bancorp 2021 Proxy Statement • Page 32

Certain Relationships and Related Transactions

The Federal Reserve Act permits the Bank to contract for or purchase property from any of its Directors only when such purchase is made in the regular course of business upon terms not less favorable to the Bank than those offered by others unless the purchase has been authorized by a majority of the Board of Directors not interested in the transaction. Similarly, the Federal Reserve Act prohibits loans to Executive Officers or Directors of the Bank unless such transactions have been made upon substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with persons not related to the lender, and certain other prescribed conditions have been met.
The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with Directors, Executive Officers and significant Shareholders of the Company and their affiliates. All such transactions have been made upon substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with persons not related to the Bank and meet the established written policies of the Bank. Compliance with lending to Directors, Executive Officers and significant Shareholders of the Company is reviewed periodically by the Company’s internal audit function and the results of such audits are reported to the Audit Committee. In the opinion of Management, such loans have not involved more than the normal risk of collectibility, nor have they presented other unfavorable features. The total amount of loans outstanding at December 31, 2020 to the Company’s Directors and Executive Officers and their affiliates was $21,213,500, which constituted 1.71% of the Bank’s total loans outstanding at that date.

Director Compensation

Fees paid by the Bank to its Directors as a group totaled $266,600 in 2020, but no fees are paid to Directors of the Company in their capacities as such. Of the $233,900 paid to the outside Directors, 46% of this portion was reinvested in the Company through the Employee Stock Purchase Plan. CEO McKim, who is the only Director who is also an employee of the Company, receives no additional compensation for serving on the Board of Directors of the Company or the Bank. The following table of Director Compensation details compensation paid to Directors in 2020.

Name	Fees Earned or Paid in Cash[1] ($)
Robert B. Gregory	27,900
Renee W. Kelly	41,100
Mark N. Rosborough	39,500
Cornelius J. Russell	30,300
Stuart G. Smith	31,500
Bruce B. Tindal	31,500
F. Stephen Ward	32,100
1    In 2020, the Chairman of the Board received an annual fee of $39,500. Each of the outside Directors of the Bank, with the exception of the Chairman of the Board, received a Director’s fee in the amount of $900 for each meeting attended, and $600 for each meeting attended of a committee of which the Director is a member. In addition to meeting fees paid for meetings attended, the Chairman of the Audit Committee received a stipend of $9,000. Each of the outside Directors also received a monthly retainer of $1,200, with the exception of the Chairman of the Board.

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The Company may purchase a single-premium life insurance policy on the life of a Director with a split dollar benefit divided equally between the Company and the Director's estate. The Company believes that Bank Owned Life Insurance is a good investment option for the Company and also provides key man protection upon the untimely death of a Director. The cash surrender value is an asset of the Company.

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PROPOSAL 2 – NON-BINDING VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Board of Directors is submitting for shareholder approval, on an advisory basis, the compensation paid to the Company’s named executive officers in 2020 as disclosed in this proxy statement. This vote is known as “Say-on-Pay”.

This is a non-binding resolution and accordingly will not have any binding legal effect regardless of whether or not it is approved and may not be construed as overruling a decision by the Company or the Board of Directors or to create or imply any change to the fiduciary duties of the Board. Furthermore, because this non-binding advisory resolution primarily relates to compensation of the Named Executive Officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit those decisions. However, the Compensation Committee intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our Named Executive Officers.

Approval of the Company’s executive compensation policies and procedures would require that the number of votes cast in favor of the proposal exceeds the number of votes cast against it. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether the Company’s executive compensation policies and procedures are approved. Because this shareholder vote is advisory, it will not be binding upon the Company’s Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR PROPOSAL NO. 2.

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PROPOSAL 3: APPOINTMENT OF AUDITORS

BerryDunn McNeil & Parker, LLC (BerryDunn) has served as independent auditor for the Company and the Bank since 1993. In the opinion of the Board of Directors, the reputation, qualifications and experience of the firm make its reappointment appropriate for 2021. It is the desire of the Board of Directors and the Audit Committee that the appointment of BerryDunn as independent auditors be ratified by the Shareholders at the Annual Meeting. Representatives from BerryDunn will be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from Shareholders.

This proposal will be adopted if the number of shares voted in favor of the proposal exceeds the number of shares voted against the proposal. Broker non-votes and abstentions will not be included in either total.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR PROPOSAL NO. 3

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ADDITIONAL INFORMATION

Disclosure of Audit Fees

Audit Fees
The aggregate fees billed for professional services rendered by the principal accountant, BerryDunn McNeil & Parker, LLC (BerryDunn), for the audit of the Company’s annual financial statements and review of interim financial statements included in the Company’s Form 10-K and Form 10-Q filings for the years ended December 31, 2020 and 2019 were $193,000 and $195,000, respectively.

Audit-Related Fees
None.

Tax Fees
The aggregate fees billed for professional services rendered by BerryDunn for tax compliance, tax advice and tax planning for the years ended December 31, 2020 and 2019 were $48,000 and $22,000, respectively. The nature of the services comprising the fees disclosed under this category are preparation of federal and state tax returns, review of estimated tax payments, review of compliance with information reporting requirements, cost segregation study, and tax planning.

All Other Fees
The aggregate fees billed for services provided by BerryDunn, other than the services reported in the paragraphs above, for the years ended December 31, 2020 and 2019 were $20,000 and $14,000, respectively. The nature of the services comprising the fees disclosed under this category is related to employee benefit plan audits and routine consulting.

None of the services described in each of the paragraphs above were provided under the de minimis exception set forth in Rule 2-01 (c)(7)(i)(C).

All of the hours expended on BerryDunn's engagement to audit the Company's financial statements for the most recent fiscal year were attributed to work performed by BerryDunn full-time permanent employees.

As provided for in the Company's Audit Committee Charter, the Audit Committee pre-approves, or adopts appropriate procedures to pre-approve, all audit and non-audit services to be provided by the Company's independent auditors.

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Report of the Audit Committee

February 25, 2021

To the Board of Directors of The First Bancorp, Inc.:

The Audit Committee has reviewed and discussed with Management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2020.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the auditing standards of the Public Company Accounting Oversight Board (PCAOB).

The Audit Committee has received and reviewed the written disclosures from the independent registered public accounting firm regarding independence as required by the PCAOB and the SEC, and has discussed with the independent registered public accounting firm its independence from the Company and management. The Audit Committee also considered whether the services provided by the independent registered public accounting firm to the Company are compatible with maintaining the auditors’ independence. The Audit Committee concluded the independent registered public accounting firm is independent to serve as the Company’s auditors.

Based on the reviews and discussions referred to above, the Audit Committee recommends to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Each of the members of the Audit Committee is independent as defined under the listing standards of the NASDAQ stock market.

The Company’s Audit Committee Charter, as adopted by the Board of Directors, can be accessed on the Company’s website at www.thefirst.com/shareholder-relations.

/s/ Renee W. Kelly
Renee W. Kelly, Audit Committee Chair

/s/ Mark N. Rosborough
Mark N. Rosborough

/s/ Bruce B. Tindal
Bruce B. Tindal

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Information About Shareholder Proposals
If you wish to submit proposals to be included in the Company’s 2022 proxy statement for the 2022 Annual Meeting of Shareholders, the Company must receive them not less than 120 calendar days prior to the first anniversary of the date of this proxy statement, pursuant to the proxy solicitation regulations of the SEC. SEC rules contain standards as to which Shareholder proposals are required to be included in the proxy statement. Any such proposal will be subject to 17 C.F.R. ss.240.14a-8 of the rules and regulations promulgated by the SEC.
•Under the Company’s Bylaws, if you wish to nominate a Director or bring other business before an annual meeting, you must be a Shareholder of record and have continuously held at least $2,000 in market value of the Company’s Common Stock (as determined by the President) for at least one year as of the date of submittal of such proposal and continue to hold those securities through the date of such annual meeting.
•Your notice must contain specific information required in the Company’s Bylaws.

Shareholder Communication with the Board
Shareholders and other parties interested in communicating directly with the Non-Management Chairman of the Board or with other Non-Management Directors as a group may do so by writing to: Chairman, The First Bancorp, Inc., Post Office Box 940, 223 Main Street, Damariscotta, Maine 04543. The Board approved a process requiring that all such addressed correspondence be reviewed by the Secretary to the Board. The Board Secretary, upon review of the correspondence, will forward to the Non-Management Chairman all such correspondence that deals with the functions of the Board or committees thereof. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s Audit Committee Chairman in accordance with procedures established by the Audit Committee with respect to such matters.

Accessing Company Financial Statements and Reports and Online Information
An annual report to Shareholders, including consolidated financial statements of the Company and its subsidiaries prepared in conformity with generally accepted accounting principles, is being distributed to all Company Shareholders of record as of the close of business on February 17, 2021 and is enclosed herewith.
Shareholders may obtain without charge a copy of the Company’s
Annual Report to the Securities and Exchange Commission on Form 10-K,
Written requests should be directed to Richard M. Elder, Treasurer, at P.O. Box 940, Damariscotta, ME 04543. Materials may also be accessed online at http://materials.proxyvote.com/31866P. The First Bancorp, Inc.’s website address is https://www.thefirst.com/shareholder-relations. All press releases, SEC filings and other reports or information issued by the Company are available at this website, as well as the Company’s Code of Ethics for Senior Financial Officers, the Company’s Code of Business Conduct and Ethics, Corporate Governance Guidelines, Governance Committee Charter, Audit Committee Charter, and Compensation Committee Charter.

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Other Matters
The Annual Meeting is called for the purposes set forth in this notice. Management is not aware of any other matter that will come before the meeting. However, if any other business should come before the meeting, your Proxy, if signed and returned, will give to the persons designated in it discretionary authority to vote according to their best judgment. It is the intention of the persons named in the Proxy to vote pursuant to the Proxy in accordance with the recommendations of Management.

By Order of the Board of Directors

/s/Susan A. Norton
Susan A. Norton, Clerk
Damariscotta, Maine, March 15, 2021

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Appendix A

Audit Committee Charter

Committee Membership
The Audit Committee of The First Bancorp, Inc. (the “Company”) shall be comprised of at least three directors each of whom is (i) “independent” under the rules of the Nasdaq Stock Market, Inc., except as provided below, and under the Sarbanes‑Oxley Act of 2002, and the rules promulgated thereunder, (ii) does not accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than in his or her capacity as a member of the Board or any committee of the Board, (iii) is not an “affiliate” of the Company or any subsidiary of the Company, as such term is defined in Rule 10A‑3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iv) has not participated in the preparation of the financial statements of the Company or any subsidiary at any time during the preceding three years, (v) a person none of whose Family Members has served as an executive officer of the Company or any subsidiary at any time during the preceding three years, or as an executive officer of another entity where at any time during the preceding three years any of the executive officers of the Company or any subsidiary served on that other entity's compensation committee, and (vi) a person none of whose Family Members is a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit at any time during any of the preceding three years. For purposes hereof, “affiliate” means a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. A person is deemed not to be in control of an entity if he or she is not an executive officer of the entity and is not the beneficial owner, directly or indirectly, of more than 10% of any class of voting equity securities of the entity. “Indirect” acceptance by a Committee member of any consulting, advisory or compensatory fee includes acceptance of such a fee by a spouse, parent, child, sibling, or anyone sharing a home with the Committee member (a “Family Member”), or an entity in which such Committee member or Family Member is a partner, member, an officer such as “managing director” occupying a comparable position or executive officer, or occupies a similar position (except limited partners, non‑managing members and those occupying similar positions who, in each case, have no active role in providing services to the Company or any subsidiary) and which entity provides accounting, consulting, legal, investment banking or financial advisory services to the Company or any subsidiary. With respect to clause (ii) of this paragraph, payments received (directly or indirectly) from the Company or any subsidiary by a Committee member or Family Member during the three years prior shall not render such Committee member not “independent” if such payments did not exceed, in any year, the greater of (a) $200,000, or (b) 5% of the recipient's consolidated gross revenues.
All members of the Committee must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement.
Notwithstanding the second preceding paragraph, one director who is not “independent” under the rules of the Nasdaq Stock Market, Inc., who does not accept any consulting, advisory or other compensatory fee from the Company or any subsidiary other than in his or her capacity as a member of the Board or any committee of the Board, who is not an “affiliate” of the Company or any subsidiary of the Company, as such term is defined in Rule 10A‑3 under the Exchange Act, and who is not a current officer or employee, or a spouse, parent, child or sibling, whether by blood, marriage or adoption, of, or a person who has the same residence as, any current officer or employee of the Company or any subsidiary, may be appointed to the Committee if the Board, under exceptional and limited circumstances, shall have determined that such individual's membership on the Committee is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual meeting proxy statement subsequent to such determination, the nature of the relationship, and the reasons for the determination. Any such member appointed to the Committee may only serve for up to two years and may not chair the Committee.
Members shall be appointed by the Board based on nominations recommended by the Company's Nominating Committee and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.
Committee Purposes
The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company, and to function as the Company's “qualified legal compliance committee” as required under 17 C.F.R. Part 205.
The function of the Committee is oversight with respect to the matters described above, and to ensure the independence of the Company's independent auditors. The management of the Company is responsible for the preparation, presentation and integrity of the Company's consolidated financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies as well as internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent public accountants are responsible for planning and performing proper audits, including an audit of the Company's annual consolidated financial statements filed on Form 10-K, and certain other accounting procedures, including reviews of the Company's unaudited
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interim consolidated financial statements prior to the filing of each quarterly report on Form 10-Q. The Committee is responsible for maintaining open communication between the Committee and the independent public accountants, internal auditors, management, and the Board of Directors with respect to the matters within the scope of the Committee's responsibilities as set forth in this Charter.
The Committee is entitled to place reasonable reliance on (i) the integrity of those persons and organizations within and outside the Company from whom and from which it receives information and (ii) the accuracy of the financial and other information provided to the Committee by such persons or organizations.
The Company's independent auditors shall submit to the Audit Committee annually a formal written statement (the “Auditors' Statement”) describing: the auditors' internal quality‑control procedures; any material issues raised by the most recent internal quality‑control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (to assess the auditors' independence) all relationships between the independent auditors and the Company or any subsidiary, including each non‑audit service provided to the Company or any subsidiary and at least the matters set forth in Independence Standards Board No. 1.
The independent auditors shall submit to the Audit Committee annually a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered to the Company or any subsidiary by the independent auditors: (i) the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10‑Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company's financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent auditors, in the aggregate and by each service.
Committee Duties and Responsibilities
To carry out its purposes, the Audit Committee shall have the following duties and responsibilities.
A.With respect to the Company's independent auditors,
a.to be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including the resolution of disagreements between management and the independent auditors regarding financial reporting), who shall report directly to the Audit Committee; provided that the auditor appointment shall be subject to shareholder ratification;
b.to be directly responsible for the appointment, compensation, retention and oversight of the work of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services for the Company, which firm shall also report directly to the Audit Committee;
c.to pre-approve, or to adopt appropriate procedures to pre‑approve, all audit and non‑audit services to be provided by the independent auditors; (iv) to ensure that the independent auditors prepare and deliver annually an Auditors' Statement (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), and to discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the quality of audit services or the objectivity and independence of the Company's independent auditors;
d.to obtain from the independent auditors in connection with any audit a timely report relating to the Company's annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any “management” letter or schedule of unadjusted differences;
e.to review and evaluate the qualifications, performance and independence of the lead partner of the independent auditors;
f.to discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself; and
g.to take into account the opinions of management and the Company's internal auditors in assessing the independent auditors' qualifications, performance and independence.

A.With respect to the internal auditing function,
a.to review the appointment and replacement of the third party engaged to perform the internal audit function; and
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b.to advise the third party engaged to perform the internal audit function that he, she or it is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the third party engaged to perform the internal audit function and management's responses thereto.
c.to ensure the management remediates and resolves all audit issues on a timely basis, approving any extensions of proposed resolution dates.
d.To ensure that appropriate resources are expended to ensure a quick resolution of any high-risk audit issues. This should include, but not be limited to, bringing the third-party internal audit firm in on a more frequent basis to audit the affected area, and, as necessary, the hiring of an outside firm to assist with the remediation efforts.
e.to ensure that all medium risk comments are resolved by the appropriate departments and that the resolution is validated by an independent member of management.

A.With respect to accounting principles and policies, financial reporting and internal audit control over financial reporting,
a.to advise management, the third party engaged to perform the internal audit function and the independent auditors that they are expected to provide to the Audit Committee a timely analysis of significant issues and practices relating to accounting principles and policies, financial reporting and internal control over financial reporting;
b.to consider any reports or communications (and management's and/or third party internal auditor's responses thereto) submitted to the Audit Committee by the independent auditors required by or referred to in SAS 61 (as codified by AU Section 380), as it may be modified or supplemented or other professional standards, including reports and communications related to:
i.deficiencies, including significant deficiencies or material weaknesses, in internal control identified during the audit or other matters relating to internal control over financial reporting;
ii.consideration of fraud in a financial statement audit;
iii.detection of illegal acts;
iv.the independent auditors' responsibility under generally accepted auditing standards;
v.any restriction on audit scope;
vi.significant accounting policies;
vii.management judgments and accounting estimates;
viii.any accounting adjustments arising from the audit that were noted or proposed by the auditors but were passed (as immaterial or otherwise);
ix.the responsibility of the independent auditors for other information in documents containing audited financial statements;
x.disagreements with management;
xi.consultation by management with other accountants;
xii.major issues discussed with management prior to retention of the independent auditors;
xiii.difficulties encountered with management in performing the audit;
xiv.the independent auditors' judgments about the quality of the Company's accounting principles;
xv.reviews of interim financial information conducted by the independent auditors; and
xvi.the responsibilities, budget and staffing of the Company's internal audit function;
c.to meet with management, the independent auditors and, if appropriate, the third party engaged to perform the internal audit function:
i.to discuss the scope of the annual audit;
ii.to discuss the annual audited financial statements and quarterly financial statements, including the Company's disclosures under “Management's Discussion and Analysis of Financial Condition and Results of Operations”;
iii.to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the third party engaged to perform the informal audit function or the independent auditors, relating to the Company's financial statements;
iv.to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;
v.to discuss any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company;
vi.to review the form of opinion the independent auditors propose to render to the Board of Directors and shareholders; and
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vii.to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off‑balance sheet structures, on the financial statements of the Company;
d.to inquire of the Company's chief executive officer and chief financial officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information, and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting;
e.to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company's exposure to risk, and to discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;
f.to obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Exchange Act, which sets forth certain procedures to be followed in any audit of financial statements required under the Exchange Act;
g.to discuss with the Company's counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company's business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies;
h.to discuss and review the type and presentation of information to be included in earnings press releases;
i.to discuss the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies;
j.to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters; and
k.to establish hiring policies for employees or former employees of the independent auditors.

A.With respect to its role as the Company's qualified legal compliance committee, to review and discuss any reports concerning material violations submitted to it by outside counsel pursuant to the SEC attorney professional responsibility rules (17 C.F.R. Part 205). In connection with such reports, the Audit Committee shall inform the Company's President of any report received by it of evidence of a material violation of federal or state securities laws, a possible material breach of fiduciary duty arising under federal or state law, or a similar material violation of any federal or state law, in each case by the Company or any of its officers, directors, employees or agents (a “Material Violation”) and which report contains credible evidence based upon which it would be unreasonable under the circumstances for a prudent and competent attorney not to conclude that it is reasonably likely that a Material Violation has occurred, is ongoing, or is about to occur. Such reports may originate from attorneys representing the Company, from Company employees or otherwise. However, if the Audit Committee determines that informing the President would be futile or otherwise inappropriate, it shall instead inform the Board thereof. The Audit Committee shall determine whether an investigation with respect to such report as to a possible Material Violation is necessary and, if it so determines, shall so notify the Board and initiate such investigation, to be conducted by counsel selected by the Committee with the involvement of such other expert personnel as the Committee deems necessary. At the conclusion of any such investigation, the Committee shall recommend, by majority vote, that the Company implement an appropriate response to evidence of a Material Violation and inform the President and the Board of the results of such investigation and the appropriate remedial measures to be adopted. The Committee has the authority and the responsibility, acting by majority vote, to take all other appropriate action, including the authority to notify the SEC in the event that the Company fails in any material respect to implement an appropriate response that the Committee has recommended the Company to take. Any report of a Material Violation submitted to the Audit Committee in good faith, and the identity of the person submitting it (if an employee or director), shall be kept confidential (both by the submitting person and the recipient(s) thereof) and disclosed only to Audit Committee members, Board members, legal counsel and other experts retained by the Audit Committee, and senior executives and other personnel of the Company having, in
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the judgment of the Audit Committee, a need to know the contents of the report in order for the Audit Committee to effectively evaluate and, if appropriate, investigate and take further action with respect to the subject matter of the report. There shall be no retaliatory action whatsoever taken with respect to any person who submits such a report in good faith. The fact that such reports should be submitted to a member of the Audit Committee, and the provisions of this paragraph, should be communicated to all Company employees promptly following the adoption of this Charter, at the time of hiring of any Company employees hired after the adoption of this Charter, and on a recurring basis at least annually.

A.With respect to reporting and recommendations,
a.to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Company's annual proxy statement;
b.to review and reassess the adequacy of this Charter at least annually and recommend any changes to the full Board of Directors;
c.to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate; and
i.to prepare and review with the Board an annual performance evaluation of the Audit Committee, which evaluation must compare the performance of the Audit Committee with the requirements of this charter. The performance evaluation by the Audit Committee shall be conducted in such manner as the Audit Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Audit Committee or any other member of the Audit Committee designated by the Audit Committee to make this report.
Committee Structure and Operations
The Audit Committee Chair is designated by the Company's Board of Directors. The Audit Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Audit Committee should meet periodically without management, the third party engaged to perform the internal audit function and the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

Delegation to Subcommittee
The Audit Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Audit Committee. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre‑approve any audit or non‑audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

Resources and Authority of the Audit Committee
The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management. The Committee will have full access to the Company's books, records, facilities, and personnel. The Committee has the authority and available funding to perform or supervise special investigations and to incur administrative expenses in connection with fulfilling its obligations. The Committee will have the sole authority to approve fees and related terms of such engagements for outside experts.
The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of:
1.Compensation to the independent auditors and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;
2.Compensation of any advisers employed by the Audit Committee; and
3.Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

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